Exhibit 4.1


                           REVOLVING CREDIT AGREEMENT

                           Dated as of August 1, 2000

                                      among

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION,

                                  (the Company)

                              FLEET NATIONAL BANK,

                          as the Administrative Agent,

                             BANK OF AMERICA, N.A.,

                              as Syndication Agent,

                         HARRIS TRUST AND SAVINGS BANK,

                             as Documentation Agent

                                       and

                     THE FINANCIAL INSTITUTIONS PARTY HERETO

                                   (the Banks)

                                      with

                         BANC OF AMERICA SECURITIES LLC,

              as Sole and Exclusive Lead Arranger and Book Manager









                              Exhibit 4.1 - Page 1

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                                TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS.......................................................1
    1.1.    Certain Defined Terms.............................................1
    1.2.    Other Interpretive Provisions.....................................21
    1.3.    Accounting Principles.............................................23

ARTICLE II.  THE CREDITS......................................................23
     2.1.    Commitment to Lend...............................................23
         2.1.1.   The Revolving Credit A Loans................................23
         2.1.2.   The Revolving Credit B Loans................................24
     2.2.    Loan Accounts....................................................24
     2.3.    Procedure for Borrowings of Committed Loans......................25
     2.4.    Conversion and Continuation Elections for Committed
             Borrowings.......................................................26
     2.5.    Bid Borrowings...................................................28
     2.6.    Procedure for Bid Borrowings.....................................28
     2.7.    Voluntary Termination or Reduction of Commitments................33
         2.7.1  Reduction of Revolver A Commitment............................33
         2.7.2  Reduction of Revolver B Commitment............................33
     2.8.    Optional Prepayments.............................................34
     2.9.    Extension of Revolving Credit B Loan Maturity Date...............34
     2.10.   Repayment........................................................35
     2.11.   Interest.........................................................35
     2.12.   Fees.............................................................36
     2.13.   Computation of Fees and Interest.................................37
     2.14.   Payments by the Company..........................................38
     2.15.   Payments by the Banks to the Administrative Agent................39
     2.16.   Sharing of Payments, Etc.........................................40
     2.17.   Adjustment of Applicable Margin and Applicable Fee
             Percentage.......................................................41

ARTICLE III.  THE LETTERS OF CREDIT...........................................41
     3.1.    The Letter of Credit Subfacility.................................41
     3.2.    Issuance, Amendment and Renewal of Letters of Credit.............43
     3.3.    Risk Participations, Drawings and Reimbursements.................45
     3.4.    Repayment of Participations......................................47
     3.5.    Role of the Issuing Bank.........................................47
     3.6.    Obligations Absolute.............................................48
     3.7.    Cash Collateral Pledge...........................................49
     3.8.    Letter of Credit Fees............................................50
     3.9.    Uniform Customs and Practice.....................................51

                              Exhibit 4.1 - Page 2

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ARTICLE IV.  TAXES, YIELD PROTECTION AND ILLEGALITY...........................51
     4.1.    Taxes............................................................51
     4.2.    Illegality.......................................................52
     4.3.    Increased Costs and Reduction of Return..........................53
     4.4.    Funding Losses...................................................54
     4.5.    Inability to Determine Rates.....................................55
     4.6.    Certificates of Banks............................................55
     4.7.    Substitution of Banks............................................55
     4.8.    Survival.........................................................55

ARTICLE V.  CONDITIONS PRECEDENT..............................................56
     5.1.    Conditions of Initial Loans......................................56
     5.2.    Conditions to All Borrowings.....................................58

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES...................................58
     6.1.    Corporate Existence and Power....................................58
     6.2.    Corporate Authorization; No Contravention........................59
     6.3.    Governmental Authorization.......................................59
     6.4.    Binding Effect...................................................59
     6.5.    Litigation.......................................................60
     6.6.    No Default.......................................................60
     6.7.    ERISA Compliance.................................................60
     6.8.    Use of Proceeds; Margin Regulations..............................62
     6.9.    Title to Properties..............................................62
     6.10.   Taxes............................................................62
     6.11.   Financial Condition..............................................62
     6.12.   Environmental Matters............................................63
     6.13.   Regulated Entities...............................................63
     6.14.   No Burdensome Restrictions.......................................63
     6.15.   Copyrights, Patents, Trademarks and Licenses, etc................63
     6.16.   Subsidiaries.....................................................64
     6.17.   Insurance........................................................64
     6.18.   Full Disclosure..................................................64
     6.19.   Labor Controversies..............................................64

ARTICLE VII.  AFFIRMATIVE COVENANTS...........................................64
     7.1.    Financial Statements.............................................65
     7.2.    Certificates; Other Information..................................66
     7.3.    Notices..........................................................66
     7.4.    Preservation of Corporate Existence, Etc.........................67
     7.5.    Maintenance of Property..........................................68
     7.6.    Insurance........................................................68
     7.7.    Payment of Obligations...........................................68
     7.8.    Compliance with Laws.............................................68

                              Exhibit 4.1 - Page 3

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     7.9.    Inspection of Property and Books and Records.....................69
     7.10.   Reporting of Senior Debt Rating..................................69
     7.11.   Environmental Laws...............................................69
     7.12.   Use of Proceeds..................................................70
     7.13.   Additional Material U.S. Subsidiaries; Guaranty..................70

ARTICLE VIII.  NEGATIVE COVENANTS.............................................70
     8.1.    Limitation on Liens..............................................70
     8.2.    Disposition of Assets............................................74
     8.3.    Consolidations and Mergers.......................................75
     8.4.    Loans and Investments............................................76
     8.5.    Limitation on Indebtedness.......................................77
     8.6.    Transactions with Affiliates.....................................77
     8.7.    Use of Proceeds..................................................78
     8.8.    Restrictive Agreements, etc......................................78
     8.9.    Contingent Obligations...........................................78
     8.10.   Restricted Payments..............................................79
     8.11.   Change in Business...............................................80
     8.12.   Accounting Changes...............................................80
     8.13.   Interest Coverage Ratio..........................................80
     8.14.   Leverage Ratio...................................................80
     8.15.   Minimum Net Worth................................................80

ARTICLE IX.   EVENTS OF DEFAULT...............................................80
     9.1.    Event of Default.................................................80
     9.2.    Remedies.........................................................83
     9.3.    Rights Not Exclusive.............................................84

ARTICLE X.  THE ADMINISTRATIVE AGENT..........................................84
     10.1.   Appointment and Authorization....................................84
     10.2.   Delegation of Duties.............................................84
     10.3.   Liability of Administrative Agent................................84
     10.4.   Reliance by Administrative Agent.................................85
     10.5.   Notice of Default................................................85
     10.6.   Credit Decision..................................................86
     10.7.   Indemnification..................................................87
     10.8.   Administrative Agent in Individual Capacity......................87
     10.9.   Successor Administrative Agent...................................87
     10.10.  Withholding Tax..................................................88

ARTICLE XI.  MISCELLANEOUS....................................................90
     11.1.   Amendments and Waivers...........................................90
     11.2.   Notices..........................................................91
     11.3.   No Waiver; Cumulative Remedies...................................92

                              Exhibit 4.1 - Page 4

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     11.4.   Costs and Expenses...............................................92
     11.5.   Indemnity........................................................93
     11.6.   Payments Set Aside...............................................93
     11.7.   Successors and Assigns...........................................94
     11.8.   Assignments, Participations, etc.................................94
     11.9.   Set-off..........................................................97
     11.10.  Automatic Debits of Fees.........................................97
     11.11.  Notification of Addresses, Lending Offices, Etc..................97
     11.12.  Counterparts.....................................................97
     11.13.  Severability.....................................................97
     11.14.  No Third Parties Benefited.......................................98
     11.15.  Governing Law and Jurisdiction...................................98
     11.16.  Waiver of Jury Trial.............................................98
     11.17.  Entire Agreement.................................................99

                              Exhibit 4.1 - Page 5

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SCHEDULES

Schedule 2.1            Commitments
Schedule 5.1(f)         Indebtedness to be Repaid
Schedule 6.5            Litigation

Schedule 6.7            ERISA
Schedule 6.11           Permitted Liabilities
Schedule 6.12           Environmental Matters
Schedule 6.14           Dividend Restrictions
Schedule 6.16           Subsidiaries and Minority Interests
Schedule 6.17           Insurance Matters
Schedule 8.1            Permitted Liens
Schedule 8.4(e)         Existing Investments
Schedule 8.9            Contingent Obligations
Schedule 11.2           Lending Offices, Addresses for Notices

EXHIBITS

Exhibit A-1             Form of Notice of A Loan Borrowing
Exhibit A-2             Form of Notice of B Loan Borrowing
Exhibit B               Form of Notice of Conversion/Continuation
Exhibit C               Form of Compliance Certificate
Exhibit D               Form of Legal Opinion of Company's Counsel
Exhibit E               Form of Assignment and Acceptance
Exhibit F               Form of Invitation for Competitive Bids
Exhibit G               Form of Competitive Bid Request
Exhibit H               Form of Competitive Bid
Exhibit I-1             Form of Revolving A Committed Loan Note
Exhibit I-2             Form of Revolving B Committed Loan Note
Exhibit J               Form of Bid Loan Note
Exhibit K               Form of Guaranty

                              Exhibit 4.1 - Page 6

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                           REVOLVING CREDIT AGREEMENT

     This REVOLVING CREDIT AGREEMENT (the "Agreement") is entered into as of August 1, 2000, among WISCONSIN CENTRAL TRANSPORTATION CORPORATION, a Delaware corporation (the "Company"), FLEET NATIONAL BANK ("Fleet"), as Administrative Agent (the "Administrative Agent"), BANK OF AMERICA, N.A., as Syndication Agent, HARRIS TRUST AND SAVINGS BANK, as Documentation Agent, and THE FINANANCIAL INSTITUTIONS PARTY HERETO (the "Banks"). BANC OF AMERICA SECURITIES LLC, is acting as Sole and Exclusive Lead Arranger for this Agreement (the "Arranger").

     WHEREAS, the Banks have agreed to make available to the Company revolving credit facilities upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     1.1. Certain Defined Terms. The following terms have the following meanings:

     "Absolute Rate" has the meaning specified in subsection 2.6(c).

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person, to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Company or the Subsidiary is the surviving entity.

     "Adjusted EBIT" means for any period Net Income plus (a) Interest  Expense,
(b) income taxes for such period (to the extent each was deducted from Net Income) and (c) to the extent not otherwise included, cash dividends actually received from Unrestricted Subsidiaries in an amount not to exceed the Company`s share of the net income of such Unrestricted Subsidiaries for the Computation Period then ending.

                              Exhibit 4.1 - Page 7

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     "Administrative Agent" means Fleet, in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under Section 10.9.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent-Related  Persons" means Fleet and any successor  agent arising under
Section 10.9, together with their respective Affiliates, and (i) the officers, directors and employees, of such Persons and Affiliates and (ii) agents and attorneys-in-fact of such Persons and Affiliates selected in the same manner as agents and attorneys-in-fact are customarily selected by such Person or Affiliate.

     "Agent's  Payment  Office"  means the  address  for  payments  set forth on
Schedule 11.2 in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

     "Agreement" means this Credit Agreement.

     "Applicable Fee Percentage" means the rate per annum set forth below in the table below for the applicable type of Loan opposite the applicable Pricing
Level:

                       Applicable Fee        Applicable Fee      Applicable Fee
                       Percentage for        Percentage for      Percentage for
     Pricing Level   Loan A Facility Fee   Loan B Facility Fee      L/C Fees
     -------------   -------------------   -------------------   ---------------

        Level I            0.1250%               0.1000%             0.5250%

        Level II           0.1500%               0.1250%             0.6250%

        Level III          0.2000%               0.1750%             0.8250%

        Level IV           0.2500%               0.2250%             0.9000%

     "Applicable Margin" means the rate per annum set forth below in the table below for the applicable type of Loan opposite the applicable Pricing Level:

                              Exhibit 4.1 - Page 8

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                Applicable Margin for  Applicable Margin for

                        LIBOR Rate Loans LIBOR Rate Loans

                 that are Revolving     that are Revolving    Applicable Margin
  Pricing Level    Credit A Loans         Credit B Loans     for Base Rate Loans
  -------------    --------------         --------------     -------------------

     Level I          0.5000%                 0.5250%                 0%

     Level II         0.6000%                 0.6250%                 0%

     Level III        0.8000%                 0.8250%                 0%

     Level IV         0.8750%                 0.9000%                 0%


     "Assignee" has the meaning specified in subsection 11.8(a).

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

     "Banks" mean the several financial institutions from time to time party hereto.

     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

     "Base Rate" The higher of (a) the variable annual rate of interest so designated from time to time by Fleet as its "prime commercial lending rate" or "prime rate" (or an analogous term), such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (1/2%) above the Federal Funds Rate. Changes in the Base Rate resulting from any changes in Fleet's "prime commercial lending rate" or "prime rate" (or an analogous term) shall take place immediately without notice or demand of any kind.

     "Base Rate Loans" Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

     "Bid Agent" shall initially mean the Company and, at any time five Business Days after the Company has requested that the Administrative Agent assume the duties of Bid Agent, shall mean the Administrative Agent.

     "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks.

     "Bid Loan" means a Loan by a Bank to the Company under Section 2.5.

                              Exhibit 4.1 - Page 9

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     "Bid Loan Lender"  means,  in respect of any Bid Loan, the Bank making such
Bid Loan to the Company.

     "Bid Loan Note" means a note substantially in the form of Exhibit J and delivered to a Bank pursuant to Section 2.2.

     "BofA" means Bank of America, N.A., a national banking association.

     "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article II, and may be a Committed Borrowing or a Bid Borrowing and, in the case of LIBOR Rate Loans, having the same Interest Period.

     "Borrowing  Date" means any date on which a Borrowing  occurs under Section
2.3 or Section 2.6.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts, or Chicago, Illinois are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, a day which is also a LIBOR Business Day.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Bank or of any corporation controlling a Bank.

     "Capital Lease" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     "Cash Collateral" means cash held by the Administrative Agent as security for L/C Obligations pursuant to documentation satisfactory in form and substance to the Majority Banks.

     "Change of Control" means (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 50% or more of the outstanding shares of common stock of the Company; (b) during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's

                              Exhibit 4.1 - Page 10

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shareholders  was approved by a vote of at least a majority of the directors who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or (c) the Company shall at any time fail to own at least 80% of the outstanding shares of common stock of each of Wisconsin Central Ltd., Fox Valley & Western Ltd., Wisconsin Central International, Inc., or Sault Ste. Marie Bridge Co. or their respective successors permitted by Section 8.3.

     "Closing Date" means the date on which all conditions precedent set forth in Section 5.1 are satisfied or waived by all Banks.

     "Code" means the Internal Revenue Code of 1986 and regulations promulgated thereunder.

     "Commitment", as to each Bank, means such Bank's Revolver A Commitment and Revolver B Commitment.

     "Committed Borrowing" means a Borrowing hereunder consisting of Revolving Credit A Loans or Revolving Credit B Loans made on the same day by the Banks ratably according to their respective Revolver A Commitment Percentages or Revolver B Commitment Percentages, as applicable, and, in the case of LIBOR Rate Loans, having the same Interest Periods.

     "Committed Loans" means the Revolving Credit A Loans and the Revolving Credit B Loans, and may be a LIBOR Rate Loan or a Base Rate Loan (each, a "Type" of Committed Loan).

     "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance with subsection 2.6(c).

     "Competitive Bid Request" has the meaning specified in subsection 2.6(a).

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

     "Computation Period" means any period of four consecutive fiscal quarters of the Company.

     "Consolidated or consolidated" means, as applied to the Company and its Subsidiaries, consolidated in accordance with GAAP.

     "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other financial obligation

                              Exhibit 4.1 - Page 11

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(the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) whether or not contingent, in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable principal amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Conversion/Continuation Date" means any date on which, under Section 2.4, the Company (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                              Exhibit 4.1 - Page 12

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     "Dollars", "dollars" and "$" each mean lawful money of the United States.

     "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is an Affiliate of a Bank.

     "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

     "Equity Offering Proceeds" means the net cash proceeds received by the Company on account of the issuance of any capital stock of the Company or any option or warrant to acquire any of the same.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

     "ERISA Event" means (a) a Reportable  Event with respect to a Pension Plan;
(b) a withdrawal by the Company from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by the Company to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition

                              Exhibit 4.1 - Page 13

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of any liability  under Title IV of ERISA,  other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company; or (g) an application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code with respect to any Pension Plan.

     "Event of Default"  means any of the events or  circumstances  specified in
Section 9.1.

     "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

     "FDIC"  means  the  Federal   Deposit   Insurance   Corporation,   and  any
Governmental Authority succeeding to any of its principal functions.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     "Fee Letter" has the meaning specified in subsection 2.12(a).

     "Fleet" means Fleet National Bank, a national banking association.

     "Former Credit Agreement" means the Credit Agreement dated as of November 21, 1994, as amended, among the Company, BofA as Agent, and the other parties thereto.

     "Funded Debt" means all Indebtedness of the Company and its Restricted Subsidiaries described in clauses (a), (d), (e) (f) and (g) of the definition of Indebtedness constituting Long Term Debt (including all maturities of Long Term Debt due within one year), excluding Indebtedness of the Company to Restricted Subsidiaries and Indebtedness of Restricted Subsidiaries to the Company or other Restricted Subsidiaries plus, without duplication, Contingent Obligations of the Company and its Restricted Subsidiaries exclusive of Contingent Obligations pursuant to Sections 8.9(a) and (c)(a), and Swap Contracts pursuant to Section 8.9(b) up to the amount of unrealized loss.

                              Exhibit 4.1 - Page 14

     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantors" means Restricted Subsidiaries which are party to the Guaranty in accordance with the terms of Section 7.13.

     "Guaranty" means the Guaranty substantially in the form of Exhibit K.

     "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation".

     "Harris" means Harris Trust and Savings Bank.

     "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables arising in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all outstanding balances of receivables transferred with respect to Permitted Receivables Securitizations; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such

                              Exhibit 4.1 - Page 15

Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

     "Indebtedness  to be  Repaid"  means all  Indebtedness  listed on  Schedule
5.1(f).

     "Indemnified Liabilities" has the meaning specified in Section 11.5.

     "Indemnified Person" has the meaning specified in Section 11.5.

     "Independent Auditor" has the meaning specified in subsection 7.1(a).

     "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Interest Coverage Ratio" means, as of the last day of any Computation Period, the ratio of (a) Adjusted EBIT to (b) Interest Expense for such Computation Period.

     "Interest Expense" means for any period the consolidated interest expense of the Company and its Restricted Subsidiaries for such period (including, without limitation, all imputed interest on Capital Leases).

     "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Committed Loan is converted into another Type of Committed Loan, provided, however, that (a) if any Interest Period for LIBOR Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

                              Exhibit 4.1 - Page 16

         "Interest Period" means, (a) as to any LIBOR Rate Loan, the period commencing on the Borrowing Date such Loan is disbursed, or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three, six or twelve months thereafter as selected by the Company in its Notice of A Loan Borrowing, Notice of B Loan Borrowing or Notice of Conversion/Continuation, as the case may be; and (b) as to any Bid Loan, a period of not less than seven days and not more than 365 days as selected by the Company in the applicable Competitive Bid Request;

     provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Revolving Credit A Loan or Bid Loan shall extend beyond the Revolving Credit A Loan Maturity Date and no Interest Period for any Revolving Credit B Loan shall extend beyond the Revolving Credit B Loan Maturity Date.

     "Investments in International Affiliates" means such investments (as presented in the Company's balance sheets included in its SEC Form 10-K and 10-Q filings) as at the end of any relevant Computation Period.

     "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit F.

     "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

     "Issuance Date" has the meaning specified in subsection 3.1(a).

                              Exhibit 4.1 - Page 17

     "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued", "Issuing" and "Issuance" have corresponding meanings.

     "Issuing Bank" means, Fleet, in its capacity as issuer of one or more Letters of Credit hereunder.

     "Joint Venture" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

     "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Revolver A Commitment Percentage.

     "L/C Amendment Application" means an application form for amendment of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Application" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.3(c).

     "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $35,000,000; provided that the L/C Commitment is a part of the Total Revolver A Commitment rather than a separate, independent commitment.

     "L/C Fee" has the meaning specified in subsection 3.8(a).

     "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                              Exhibit 4.1 - Page 18

     "L/C Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

     "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "LIBOR Lending Office", as the case may be, on Schedule 11.2, or such other office or offices as such Bank may from time to time notify the Company and the Administrative Agent.

     "Letters of Credit" means any standby letters of credit Issued by the Issuing Bank pursuant to Article III.

     "Leverage Ratio" means at any time the ratio of (a) Funded Debt measured at such time to (b) the sum of Funded Debt plus the consolidated net worth of the Company and its Restricted Subsidiaries (exclusive of any net worth of Unrestricted Subsidiaries) less 50% of "Investments in International Affiliates" as of such date.

     "LIBOR Business Day" Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

     "LIBOR Lending Office" Initially, the office of each Bank designated as such in Schedule 11.2 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

     "LIBOR Rate" For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the day which is two (2) Business Days prior to the beginning of such Interest Period; provided that if for any reason the Telerate screen shall cease to be publicly available, then the term "LIBOR Rate" shall mean, for any Interest Period with respect to any LIBOR Rate Loan, the rate per annum which is equal to the arithmetic average (as determined by the Administrative Agent on the basis of quotations, if any, received by the Administrative Agent from the Reference Banks, with such average expressed as a percentage and rounded, if necessary, to the nearest 1/100 of one percent) of the average rate per annum at which each Reference Bank is offered deposits in Dollars by prime banks in the London Interbank Eurodollar Market as of 11:00 a.m., London time, on the day which is two (2) Business Days prior to the beginning of such Interest Period, for settlement on the first day of such

                              Exhibit 4.1 - Page 19

Interest Period and for the approximate number of days comprised therein, in an amount comparable to the amount of such Reference Bank's portion of the principal amount of the Revolving Credit Loan of which such LIBOR Rate Loans forms a part.

     "LIBOR Rate Loan" means a Committed Loan that bears interest based on the LIBOR Rate.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any lease which is an "operating lease" pursuant to Statement of Accounting Standards No. 13, as amended and which is also a "lease intended as security" or financing arrangement under applicable commercial law, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

     "Loan" means an extension of credit by a Bank to the Company under Article II, and may be a Committed Loan or a Bid Loan.

     "Loan A Facility Fee" has the meaning specified in subsection 2.12(b).

     "Loan B Facility Fee" has the meaning specified in subsection 2.12(c).

     "Loan Documents" means this Agreement, any Notes, the Guaranty, the Fee Letter, and all L/C Related Documents and all other documents delivered to the Administrative Agent or any Bank in connection herewith.

     "Long Term Debt" means Indebtedness of which the final payment thereof is not scheduled to be made until one year or more after the incurrence of such Indebtedness.

     "Majority Banks" means, at all times, (a) at any time prior to the Revolving Credit A Loan Maturity Date, Banks then holding at least 51% of the aggregate Revolver A Commitments and Revolver B Commitments, and (b) otherwise, Banks then holding at least 51% of the Loans.

     "Margin Stock" means "margin stock" as such term is defined in Regulation U or X of the FRB.

                              Exhibit 4.1 - Page 20

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or other) or prospects of the Company and its Restricted Subsidiaries taken as a whole; or as to Wisconsin Central Ltd. or Fox Valley & Western Ltd.;
(b) a material impairment of the ability of the Company and Restricted Subsidiaries taken as a whole to perform under any Loan Documents and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Restricted Subsidiary of any Loan Document.

     "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

     "Net Income" means, with respect to the Company and its Restricted Subsidiaries for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period exclusive of (i) any net income or loss attributable to Unrestricted Subsidiaries, and (ii) extraordinary gains or losses arising from any sale of capital assets, the write-up of assets or otherwise; provided that there shall be excluded therefrom the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions of such Restricted Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary.

     "Net Tangible Assets" means, at any time, the Company's and its Restricted Subsidiaries' consolidated total assets measured at book value (exclusive of all assets of Unrestricted Subsidiaries) minus intangible assets of the Company and its Restricted Subsidiaries.

     "Notes" means the Revolving Credit A Notes, the Revolving Credit B Notes and the Bid Loan Notes.

     "Notice of A Loan Borrowing" means a notice in substantially the form of Exhibit A-1.

     "Notice of B Loan Borrowing" means a notice in substantially the form of Exhibit A-2.

     "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

     "Obligations"  means  all  advances,   debts,   liabilities,   obligations,
covenants and duties arising under any Loan Document, owing by the

                              Exhibit 4.1 - Page 21

Company to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

     "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Participant" has the meaning specified in subsection 11.8(d).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

     "Permitted Liens" has the meaning specified in Section 8.1.

     "Permitted Receivables Securitization" means any trade receivables securitization provided (i) no Default or Event of Default exists at the time of any disposition or creation of any Lien pursuant to any such transaction, or would result therefrom, (ii) the outstanding balance of the pool of receivables transferred or on which a Lien has been granted is treated as Funded Debt for purposes of calculating the Leverage Ratio, and (iii) any excess servicing spread or cash collateral associated with such trade receivables securitization is deducted from the net worth of the Company and the Restricted Subsidiaries for the purpose of calculating all financial tests under this Agreement.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                              Exhibit 4.1 - Page 22

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "Pricing Level", "Pricing Level I", "Pricing Level II", "Pricing Level III" and "Pricing Level IV" shall be defined as follows:

     "Pricing Level I" means (a) if the Company has a Senior Debt Rating from S&P and Moody's, S&P and Moody's rates the Company's senior debt BBB+ and Baa1, as applicable, or higher, or (b) if the Company has a Senior Debt Rating from only one of S&P or Moody's, such rating agency rates the Company's senior debt BBB+ or Baa1, or higher, as applicable;

     "Pricing Level II" means (a) if the Company has a Senior Debt Rating from S&P and Moody's, S&P and Moody's rates the Company's senior debt BBB and Baa2, as applicable, or (b) if the Company has a Senior Debt Rating from only one of S&P or Moody's, such rating agency rates the Company's senior debt BBB or Baa2, as applicable;

     "Pricing Level III" means (a) if the Company has a Senior Debt Rating from S&P and Moody's, S&P and Moody's rates the Company's senior debt BBB- and Baa3, as applicable, or (b) if the Company has a Senior Debt Rating from only one of S&P or Moody's, such rating agency rates the Company's senior debt BBB- or Baa3, as applicable; and

     "Pricing Level IV" means (a) if the Company has a Senior Debt Rating from S&P and Moody's, S&P and Moody's rates the Company's senior debt below BBB- or Baa3, as applicable, or (b) if the Company has a Senior Debt Rating from only one of S&P or Moody's, S&P or Moody's, as applicable, rates the Company's senior debt below BBB- or Baa3, as applicable, or (c) if the Company does not have a Senior Debt Rating from either S&P or Moody's;

     provided that, if the Company has a Senior Debt Rating from S&P and Moody's, but such ratings are not referred to in the same Pricing Level as set forth above, then, for the purpose of applying the definitions above in determining the Pricing Level, (a) in the event of a one-step difference in ratings, the Company shall be deemed to have received only one rating, which rating shall be the higher of the two ratings and (b) in the event of more than a one-step difference in ratings, the Company shall be deemed to have received only one rating, which rating shall be one-step higher than the lower of the two ratings.

     "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at

                              Exhibit 4.1 - Page 23
such time of the sum of such Bank's Revolver A Commitment and Revolver B Commitment divided by the Total Commitment.

     "Reference Banks" means Fleet, BofA and Harris.

     "Rental Income" means that part of income arising from the leasing of real or personal property that is contained in Other Income, net (as presented in SEC Form 10-K and 10-Q).

     "Replacement Bank" has the meaning specified in Section 4.7.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Required   Restricted   Subsidiary"  has  the  meaning  specified  in  the
definition of Restricted Subsidiary.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Responsible Officer" means, the chief executive officer or the president of the Company, or the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

     "Restricted Subsidiary" means Algoma Central Railway, Inc., Wisconsin Central Ltd., Fox Valley & Western Ltd., WCL Railcars, Inc., Wisconsin Central International, Inc., Wisconsin Chicago Link, Ltd., WC Canada Holdings, Inc., and Sault Ste. Marie Bridge Co. together with each other Subsidiary as the Company may from time to time designate as a Restricted Subsidiary; provided, however,
(a) at any time a domestic Subsidiary is a Restricted Subsidiary it must have executed, delivered and be a party to the Guaranty; (b) the Company may change the status of each Subsidiary (other than Wisconsin Central Ltd., Fox Valley & Western Ltd., WCL Railcars, Inc., Wisconsin Central International, Inc., and Sault Ste. Marie Bridge Co. or any successor by merger, consolidation or otherwise to any of the foregoing (all such corporations being herein called the "Required Restricted Subsidiaries" and each being a "Required Restricted Subsidiary")) as a Restricted or Unrestricted Subsidiary one time, but after any such change such Subsidiary must remain either a Restricted Subsidiary or

                              Exhibit 4.1 - Page 24

Unrestricted Subsidiary, as applicable; (c) each Restricted Subsidiary must be consolidated with the Company for the purpose of financial reporting; and before any Restricted Subsidiary becomes an Unrestricted Subsidiary the Company must demonstrate to the satisfaction of the Majority Banks that after giving effect to such change no Default or Event of Default shall exist and at the end of the immediately preceding Computation Period the Company, after giving effect to such change, would have been in compliance with Section 8.14.

     "Revolver A Commitment" has the meaning specified in Section 2.1.1.

     "Revolver  A  Commitment   Percentage"  With  respect  to  each  Bank,  the
percentage set forth on Schedule 2.1 hereto as such Bank's percentage of the aggregate Total Revolver A Commitment.

     "Revolver B Commitment" has the meaning specified in Section 2.1.2.

     "Revolver  B  Commitment   Percentage"  With  respect  to  each  Bank,  the
percentage set forth on Schedule 2.1 hereto as such Bank's percentage of the aggregate Total Revolver B Commitment.

     "Revolving Credit A Loan Maturity Date" means the earlier to occur of:

               (a) July 31, 2005; and

               (b) the date on which the Revolver A Commitments are terminated in accordance with the provisions of this Agreement.

     "Revolving Credit A Loans" means revolving credit loans made or to be made by the Banks to the Company pursuant to Section 2.1.1 hereof.

     "Revolving Credit A Note Record" means a record with respect to a Revolving Credit A Note.

     "Revolving Credit A Notes" means notes evidencing Revolving Credit A Loans specified in Section 2.1.1.

     "Revolving Credit B Loan Maturity Date" means the earlier to occur of:

               (a) July 31, 2001, or such later day as the Initial Maturity Date may be extended pursuant to Section 2.9 hereof; and

               (b) the date on which the Revolver B Commitments are terminated in accordance with the provisions of this Agreement.

                              Exhibit 4.1 - Page 25

     "Revolving Credit B Loans" means revolving credit loans made or to be made by the Banks to the Company pursuant to Section 2.1.2 hereof.

     "Revolving Credit B Note Record" means a record with respect to a Revolving Credit B Note.

     "Revolving Credit B Notes" means notes evidencing Revolving Credit B Loans specified in Section 2.1.2.

     "S&P" means Standard & Poor's  Ratings  Group,  a division of  McGraw-Hill,
Inc.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Section 20 Subsidiary" means the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the FRB to underwrite and deal in certain securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss.24, Seventh), as amended.

     "Senior Debt Rating" means the rating issued by S&P or Moody's with respect to unsecured Indebtedness of the Company not maturing within twelve months and not subordinated by its terms in right of payment to other Indebtedness of the Company.

     "Subsidiary" means any corporation, association, partnership, joint venture or other business entity which is consolidated with the Company for purposes of financial reporting in accordance with GAAP.

     "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "Swap Contracts" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices.

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision

                              Exhibit 4.1 - Page 26
thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

     "Total Commitment" means the sum of the Total Revolver A Commitment and the Total Revolver B Commitment.

     "Total Revolver A Commitment" means the sum of the Revolver A Commitments of the Banks, as in effect from time to time.

     "Total Revolver B Commitment" means the sum of the Revolver B Commitments of the Banks, as in effect from time to time.

     "Type" has the meaning specified in the definition of "Committed Loan".

     "Uniform Customs" With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." each means the United States of America.

     "Unrestricted Subsidiary" means any Affiliate in which the Company has a direct or indirect ownership which is not a Restricted Subsidiary.

     "Utilization Fee" has the meaning specified in subsection 2.12(d).

     "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.2. Other Interpretive Provisions.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                              Exhibit 4.1 - Page 27

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c)

               (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term  "including"  is not limiting and means  "including without limitation" and the failure in any case to use the term "including" following a term which already includes other terms within its meaning shall not exclude such included terms unless the context thereof otherwise requires.

               (iii)In the  computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                              Exhibit 4.1 - Page 28

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

     1.3. Accounting Principles.

          (a) Unless the context otherwise clearly requires and except as set forth in the definition of Permitted Receivables Securitization, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP consistently applied; provided that if any change in GAAP from that applied in the preparation of the financial statements referred to in Section 6.11 is occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Accounting Principles Board, Financial Accounting Standards Board or the American Institute of Certified Public Accountants, the initial announcement of which is made after the Closing Date, and results in a change in the method of regulation or calculation of the covenants set forth in Section 8.13,
     8.14 or 8.15, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made; and provided, further, that until such time as the parties hereto agree upon such amendments, such financial covenants, standards and terms shall be construed and calculated as though such change had not taken place.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II.

                                   THE CREDITS

     2.1. Commitment to Lend.

          2.1.1. The Revolving Credit A Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Credit A Loan Maturity Date,

                              Exhibit 4.1 - Page 29
     in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 (such amount as the same may be reduced under Section
     2.7 or as a result of one or more assignments under Section 11.8, the Bank's "Revolver A Commitment"); provided, however, that, (a) after giving effect to any Borrowing and application of the proceeds thereof, the aggregate principal amount of all outstanding Revolving Credit A Loans plus the aggregate L/C Obligations and the Competitive Bid Loans, shall not at any time exceed the Total Revolver A Commitment and (b) after giving effect to any Borrowing and application of the proceeds thereof, the aggregate principal amount of all outstanding Loans plus the aggregate L/C Obligations shall not at any time exceed the Total Commitment. Within the limits of each Bank's Revolver A Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1.1, prepay under Section 2.8 and reborrow under this Section 2.1.1.

          2.1.2. The Revolving Credit B Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Credit B Loan Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 (such amount as the same may be reduced under Section 2.7 or as a result of one or more assignments under Section 11.8, the Bank's "Revolver B Commitment"); provided, however, that, (a) after giving effect to any Borrowing and application of the proceeds thereof, the aggregate principal amount of all outstanding Revolving Credit B Loans shall not at any time exceed the Total Revolver B Commitment and (b) after giving effect to any Borrowing and application of the proceeds thereof, the aggregate principal amount of all outstanding Loans plus the aggregate L/C Obligations shall not at any time exceed the Total Commitment. Within the limits of each Bank's Revolver B Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1.2, prepay under
     Section 2.8 and reborrow under this Section 2.1.2.

     2.2. Loan Accounts.

          (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the

                              Exhibit 4.1 - Page 30

     Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

          (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

     2.3.   Procedure for Borrowings of Committed Loans.

          (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice (including by facsimile transmission) delivered to the Administrative Agent in the form of a Notice of A Loan Borrowing, in the case of a Borrowing of Revolving Credit A Loans, or Notice of B Loan Borrowing, in the case of Revolving Credit B Loans (which notice must be received by the Administrative Agent prior to (i) 9:00 a.m. (Boston time) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans; and (ii) 11:00 a.m. (Boston time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Committed Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $500,000 in excess thereof;

                    (B) the bank and account number into which the proceeds of such Loans are to be disbursed;

                    (C) the requested Borrowing Date, which shall be a Business Day;

                    (D) the Type of Loans  comprising  the Committed  Borrowing;
          and

                              Exhibit 4.1 - Page 31

                    (E) the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month.

          (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of A Loan Borrowing or Notice of B Loan Borrowing and of the amount of such Bank's Revolver A Commitment Percentage or Revolver B Commitment Percentage, as applicable, of that Committed Borrowing.

          (c) Each Bank will make the amount of its Revolver A Commitment Percentage of each Revolving Credit A Loan available to the Administrative Agent for the account of the Company at the Agent's Payment Office by 12:00 noon (Boston time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Each Bank will make the amount of its Revolver B Commitment Percentage of each Revolving Credit B Loan available to the Administrative Agent for the account of the Company at the Agent's Payment Office by 12:00 noon (Boston time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Committed Loans will then be made available to the Company by the Administrative Agent at the Agent's Payment Office.

          (d) After giving effect to any Committed Borrowing, there may not be more than twelve different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

     2.4. Conversion and Continuation Elections for Committed Borrowings.

          (a)  The  Company  may,  upon   irrevocable   written  notice  to  the
     Administrative Agent in accordance with subsection 2.4(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of LIBOR Rate Loans, to convert any such Committed Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into Committed Loans of any other Type; or

                              Exhibit 4.1 - Page 32

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Committed Loans as, and convert such Committed Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

          (b) The Company shall deliver a Notice of Conversion/ Continuation to be received by the Administrative Agent not later than 9:00 a.m. (Boston time) at least (i) three Business Days in advance of the Conversion/ Continuation Date, if the Committed Loans are to be converted into or continued as LIBOR Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                    (A) the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Revolving Credit A Loans and Revolving Credit B Loans to be converted or renewed;

                    (C) the Type of Revolving Credit A Loans and Revolving Credit B Loans resulting from the proposed conversion or continuation; and

                    (D) in the case of conversion into LIBOR Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period (provided any such deemed election shall not relieve the Company from any liability under Section 4.3).

          (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely

                              Exhibit 4.1 - Page 33
     notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Credit A Loans and Revolving Credit B Loans with respect to which the notice was given held by each Bank.

          (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Committed Loan converted into or continued as a LIBOR Rate Loan.

          (f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than twelve different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

     2.5.  Bid  Borrowings.  In addition  to  Committed  Borrowings  pursuant to
Section 2.1.1 and as a sublimit thereof, each Bank severally agrees that the Company may, as set forth in Section 2.6, from time to time request the Banks prior to the Revolving Credit A Loan Maturity Date to submit offers to make Bid Loans to the Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Revolving Credit A Loans made by the Banks plus the L/C Obligations exceed the Total Revolver A Commitment; or (b) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed twelve.

     2.6. Procedure for Bid Borrowings.

          (a) When the Company wishes to request the Banks to submit offers to make Bid Loans hereunder, if the Administrative Agent is then the Bid Agent, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit G (a "Competitive Bid Request") so as to be received no later than 9:00 a.m. (Boston time) not more than four nor less than three Business Days prior to the date of a proposed Bid Borrowing specifying:

               (i) the date of such Bid  Borrowing,  which  shall be a  Business
          Day;

                              Exhibit 4.1 - Page 34

               (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $1,000,000 or in multiples of $500,000 in excess thereof;

               (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein;

               (iv) the Interest Payment Dates applicable thereto; and

               (v) the bank and account number into which the proceeds of such Loans are to be disbursed.

     If the Company is then the Bid Agent, it shall send to the Banks by facsimile transmission so as to be received no later than 9:00 a.m. (Boston time) not more than four nor less than one Business Day prior to the date of a proposed Bid Borrowing an Invitation for Competitive Bids containing the information set forth in clauses (i), (ii), (iii), (iv) and (v) of the preceding sentence. The Company may not request or invite Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of three Business Days.

          (b) If the Administrative Agent is then the Bid Agent, upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids. Each Invitation for Competitive Bid transmitted by the Bid Agent shall constitute an invitation by the Company to each Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.6.

          (c)

               (i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.6(c) and must be submitted to the Bid Agent by facsimile transmission not later than 10:00 a.m. (Boston time) on the proposed date of Borrowing; provided that, if the Administrative Agent is then the Bid Agent, Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative

                              Exhibit 4.1 - Page 35

          Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than 9:30 a.m. (Boston time) on the proposed date of Borrowing.

               (ii) Each Competitive Bid shall be in substantially the form of Exhibit H, specifying therein:

                    (A) the proposed date of Borrowing;

                    (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $1,000,000 or in multiples of $500,000 in excess thereof, and
          (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                    (C) the rate of interest per annum (the "Absolute Rate") offered for each Bid Loan; and

                    (D) the identity of the quoting Bank.

     A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

               (iii) Any Competitive Bid shall be disregarded if it:

                    (A) is not substantially in conformity with Exhibit H or does not specify all of the information required by subsection (c)(ii) of this Section;

                    (B) contains qualifying, conditional or similar language;

                    (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                    (D) arrives after the time set forth in subsection (c)(i).

               (iv) Notwithstanding anything to the contrary contained in this subsection 2.6(c), a Competitive Bid by a Bank may contain, and will not be disregarded if it does contain, a restriction on the use of proceeds thereof related to such Bank's

                              Exhibit 4.1 - Page 36

          Section 20 Subsidiary; provided that the Company shall disregard such Competitive Bid unless the Company agrees to be bound by such restriction (which agreement shall be manifested by accepting such Competitive Bid).

          (d) Promptly on receipt, but not later than 10:30 a.m. (Boston time) on the proposed date of Borrowing, the Administrative Agent, if it is then the Bid Agent, will notify the Company of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with subsection 2.6(c) or, if no Competitive Bids have been submitted, the absence of any Competitive Bids, and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent
     Competitive Bid shall be disregarded by the Bid Agent and the Company regardless of who is then the Bid Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.6(c). The Bid Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and Absolute Rates, as the case may be, so offered. Subject only to the provisions of Section 5.2 and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Bid Agent and, if the Company is then the Bid Agent, given on the written instructions of the Company.

          (e) Not later than 11:00 a.m. (Boston time) on the proposed date of Borrowing, the Company shall notify the Administrative Agent of its acceptance or non-acceptance of the offers of which it has received notice pursuant to subsection 2.6(d) or which have been sent to it pursuant to subsection 2.6(c). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Invitation for Competitive Bid Request;

                              Exhibit 4.1 - Page 37

               (ii)  the  principal   amount  of  each  Bid  Borrowing  must  be
          $1,000,000 or in any multiple of $500,000 in excess thereof;

               (iii) acceptance of offers may only be made on the basis of ascending Absolute Rates within each Interest Period, as the case may be; and

               (iv) the Company may not accept any offer that is described in subsection 2.6(c)(iii) (other than to the extent permitted pursuant to subsection 2.6(c)(iv)) or that otherwise fails to comply with the requirements of this Agreement.

          (f) If offers are made by two or more Banks with the same Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Bid Agent among such Banks as nearly as possible (in such multiples, not less than $500,000, as the Bid Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Bid Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

          (g)

               (i) The Bid Agent will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

               (ii) Each Bank which has received notice pursuant to subsection 2.6(g)(i) that its Competitive Bid has been accepted shall, subject to the satisfaction of all conditions precedent, make the amounts of such Bid Loans available to the Administrative Agent for the account of the Company at the Agent's Payment Office, by 12:30 p.m. (Boston time) on the acceptance date in the case of Absolute Rate Bid Loans in funds immediately available to the Administrative Agent for the account of the Company at the Agent's Payment Office.

               (iii) On the day of each Bid Borrowing, the Bid Agent shall notify each Bank which submitted a Bid of the highest and lowest Bids accepted for each Interest Period requested by the

                              Exhibit 4.1 - Page 38

          Company and the aggregate amount borrowed pursuant to such Bid Borrowing and the period of such accepted Bid Borrowing.

               (iv) From time to time, the Company and the Banks shall furnish such information to the Bid Agent as the Bid Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

          (h) Nothing in this Section 2.6 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

     2.7.   Voluntary Termination or Reduction of Commitments.

          2.7.1 Reduction of Revolver A Commitment. The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Revolver A Commitment or permanently reduce the Revolver A Commitments by an aggregate minimum amount of $1,000,000 or any multiple thereof unless, after giving effect thereto and to any prepayments of Revolving Credit A Loans made on the effective date thereof and any Cash Collateral or other security acceptable to the Administrative Agent and the Issuing Bank with respect to L/C Obligations, either (a) the then outstanding principal amount of the Revolving Credit A Loans plus the aggregate L/C Obligations would exceed the amount of the Total Revolver A Commitment then in effect or (b) the then outstanding principal amount of the Loans plus the aggregate L/C Obligations would exceed the amount of the Total Commitment then in effect. Once reduced in accordance with this Section, the Revolver A Commitments may not be increased. Any reduction of the Revolver A Commitments shall be applied to each Bank according to its Revolver A Commitment Percentage.

          2.7.2 Reduction of Revolver B Commitment. The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Revolver B Commitment or permanently reduce the Revolver B Commitments by an aggregate minimum amount of $1,000,000 or any multiple thereof unless, after giving effect thereto and to any prepayments of Revolving Credit B Loans made on the effective date thereof and any Cash Collateral or

                              Exhibit 4.1 - Page 39
     other security acceptable to the Administrative Agent and the Issuing Bank with respect to L/C Obligations, either (a) the then outstanding principal amount of the Revolving Credit B Loans would exceed the amount of the Total Revolver B Commitment then in effect or (b) the then outstanding principal amount of the Loans plus the aggregate L/C Obligations would exceed the amount of the Total Commitment then in effect. Once reduced in accordance with this Section, the Revolver B Commitments may not be increased. Any reduction of the Revolver B Commitments shall be applied to each Bank according to its Revolver B Commitment Percentage.

     2.8. Optional Prepayments. (a) Subject to Section 4.4, the Company may, at any time or from time to time, in the case of LIBOR Rate Loans, upon not less than one Business Day's irrevocable notice to the Administrative Agent, and, in the case of Base Rate Loans, upon prior irrevocable notice to the Administrative Agent, prepay Revolving Credit A Loans or Revolving Credit B Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $500,000 in excess thereof with respect to such Revolving Credit A Loans or Revolving Credit B Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Revolving Credit A Loans and Revolving Credit B Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Revolver A Commitment Percentage and Revolver B Commitment Percentage of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

     2.9. Extension of Revolving Credit B Loan Maturity Date. The Company may, provided that no Default or Event of Default has occurred and is continuing, by written notice to the Administrative Agent given not more than ninety (90) days nor less than sixty (60) days prior to the Revolving Credit B Loan Maturity Date in effect at any time (the "Initial Maturity Date") request that the Revolving Credit B Loan Maturity Date be extended to the date which is 364 days after the Initial Maturity Date. The Administrative Agent shall notify the Banks of such request promptly after receipt, and request each Bank to notify the Administrative Agent of its determination to consent or not to consent to such extension. The determination of each Bank shall be in the sole discretion of such Bank. Each Bank shall give written notice of its determination to consent or not to consent to such extension pursuant to this Section 2.9, 30 Business Day prior to the Initial Maturity Date. Any Bank which fails to give written notice of

                              Exhibit 4.1 - Page 40
its consent or non-consent shall be deemed not to have consented to the extension hereunder. If Banks holding at least 75% of the Revolver B Commitments consent to the extension by so notifying the Administrative Agent in writing 30 Business Days prior to the Initial Maturity Date (the "Extension Date"), the Revolving Credit B Loan Maturity Date shall be extended for 364 days from the Extension Date in respect of the Revolver B Commitments of such consenting Banks. In respect of the non-consenting Banks, the Revolver B Commitments held by them shall terminate and all outstanding Obligations owing thereto shall be paid by the Company.

     2.10. Repayment.

          (a)

               (i) The Company shall repay to the Banks in full on the Revolving Credit A Loan Maturity Date the aggregate principal amount of Revolving Credit A Loans outstanding on such date.

               (ii) The Company shall repay to the Banks in full on the Revolving Credit B Loan Maturity Date the aggregate principal amount of Revolving Credit B Loans outstanding on such date.

          (b) The Company shall repay each Bid Loan on the last day of the relevant Interest Period.

     2.11. Interest.

          (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under
     Section 2.4), plus the Applicable Margin. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the Absolute Rate.

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Committed Loans under Section 2.8 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

                              Exhibit 4.1 - Page 41

          (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or payable under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.12.  Fees.

          (a) Agency Fees. The Company shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and Fleet.

          (b) Loan A Facility Fees. The Company shall pay to the Administrative Agent for the account of each Bank a facility fee (the "Loan A Facility Fee") on the amount of such Bank's Revolver A Commitment from time to time in effect (without regard to utilization thereof) at the Applicable Fee Percentage. The Loan A Facility Fee shall accrue from the Closing Date to the Revolving Credit A Loan Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on September 29, 2000 through the Revolving Credit A Loan Maturity Date, with the final payment to be made on the Revolving Credit A Loan Maturity Date; provided that, in connection with any termination of Revolver A Commitments pursuant to Section 2.7.1, the accrued Loan A Facility Fee calculated for the period ending on such date shall also be paid on the date of such termination. The Loan A Facility Fee shall accrue at all times after the Closing Date,

                              Exhibit 4.1 - Page 42
     including at any time during which one or more conditions in Article V are not met.

          (c) Loan B Facility Fees. The Company shall pay to the Administrative Agent for the account of each Bank a facility fee (the "Loan B Facility Fee") on the amount of such Bank's Revolver B Commitment from time to time in effect (without regard to utilization thereof) at the Applicable Fee Percentage. The Loan B Facility Fee shall accrue from the Closing Date to the Revolving Credit B Loan Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on September 29, 2000 through the Revolving Credit B Loan Maturity Date, with the final payment to be made on the Revolving Credit B Loan Maturity Date; provided that, in connection with any termination of Revolver B Commitments pursuant to Section 2.7.2, the accrued Loan B Facility Fee calculated for the period ending on such date shall also be paid on the date of such termination. The Loan B Facility Fee shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article V are not met.

          (d) Utilization Fees. On all days on which the aggregate outstanding Loans (including Bid Loans) exceeds 33% of the Total Commitment, a utilization fee (the "Utilization Fee") shall accrue on the principal amount of the Loans (including Bid Loans) at the rate of 0.125% per annum. The aggregate Utilization Fees for any quarter shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on September 29, 2000 through the Revolving Credit A Loan Maturity Date, with an additional payment to be made on the Revolving Credit B Loan Maturity Date and a final payment to be made on the Revolving Credit A Loan Maturity Date or if later Revolving Credit B Loan Maturity Date. The Utilization Fee shall be payable to the Administrative Agent for the account of the Banks in accordance with the principal outstanding amount of the Loans (including Bid Loans) of each Bank.

          (e) Bid Fees. At any time the Administrative Agent is acting as Bid Agent, the Company shall pay bid fees to the Administrative Agent for the Administrative Agent's own account, as required by the Fee Letter.


     2.13.  Computation of Fees and Interest.

                              Exhibit 4.1 - Page 43

          (a) All computations of fees and interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of other interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

          (c) If any Reference Bank's Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever the Reference Bank ceases to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and, to the extent that the LIBOR Rate is at any time thereafter determined with reference to the Reference Banks, the LIBOR Rate shall be determined at such time on the basis of the rates as notified by the remaining Reference Bank(s).

          (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Bank(s).

     2.14. Payments by the Company.

          (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 12:00 noon (Boston time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Revolver A Commitment Percentage or Revolver B Commitment Percentage (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 12:00 noon (Boston time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                              Exhibit 4.1 - Page 44

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.15.  Payments by the Banks to the Administrative Agent.

          (a)

               (i) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Committed Borrowing after the Closing Date, at least one Business Day prior to the date of such Committed Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Revolver A Commitment Percentage or Revolver B Commitment Percentage, as applicable, of the Committed Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such

                              Exhibit 4.1 - Page 45

          Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

               (ii) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

     2.16.  Sharing of  Payments,  Etc.  If,  other than as  expressly  provided elsewhere herein, any Bank shall obtain on account of the Revolving Credit A Loans or Revolving Credit B Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Revolver A Commitment Percentage or Revolver B Commitment Percentage, respectively, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Revolving Credit A Loans and Revolving Credit B Loans, respectively, made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The

                              Exhibit 4.1 - Page 46

Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.9) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.16 and will in each case notify the Banks following any such purchases or repayments. Any Bank having outstanding both Committed Loans and Bid Loans at any time a right of set-off is exercised by such Bank shall apply the proceeds of such set-off first to such Bank's Committed Loans until reduced to zero, and thereafter to its Bid Loans.

     2.17. Adjustment of Applicable Margin and Applicable Fee Percentage. The Applicable Margin and the Applicable Fee Percentage shall be adjusted on the Business Day after any announcement, change, or withdrawal of S&P's or Moody's rating of the Company's senior debt which results in a different Pricing Level being applicable.

                                  ARTICLE III.

                              THE LETTERS OF CREDIT

     3.1. The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Credit A Loan Maturity Date, to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company in accordance with their Revolver A Commitment Percentages; provided that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") and after giving effect to such Issuance (1) the aggregate L/C Obligations plus the aggregate principal amount of Revolving Credit A Loans exceeds the Total Revolver A Commitment, (2) the aggregate L/C Obligations plus the aggregate principal amount of all Loans exceeds the combined Total Commitment, (3) the participation of any Bank in the aggregate L/C Obligations plus the aggregate principal amount of all Revolving Credit A Loans of such Revolving Credit A Bank exceeds such Bank's Revolver A Commitment, or (4) the aggregate L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the

                              Exhibit 4.1 - Page 47

Company's ability to obtain Letters of Credit shall be fully revolving, and accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

     (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if (provided that in the case of clauses (iii) and (vii) below and in the case of clause (ii) below where the Issuing Bank has received the applicable notice from a Bank, the Issuing Bank shall not Issue any Letter of Credit):

               (i)

                    (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not have the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank has received written notice from any Bank, the Administrative Agent or the Company prepared and delivered in good faith and after due inquiry and which notice has not yet been rescinded, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

               (iii) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) after the Revolving Credit A Loan Maturity Date;

               (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to

                              Exhibit 4.1 - Page 48
          the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

               (vi) such Letter of Credit is in a face amount less than $500,000 or to be denominated in a currency other than Dollars.

     3.2. Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

     (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof; or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

     (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Credit A Loan Maturity Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance

                              Exhibit 4.1 - Page 49
in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended;
(ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed Amendment to the Letter of Credit. The Administrative Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

     (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Credit A Loan Maturity Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of

                              Exhibit 4.1 - Page 50

Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

     (e) The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Credit A Loan Maturity Date.

     (f) This Agreement shall control in the event of any conflict with any L/C Related Document (other than any Letter of Credit).

     (g) The Issuing Bank will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.3. Risk Participations, Drawings and Reimbursements.

          (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Revolver A Commitment Percentage of such Bank, times (ii) the face amount of such Letter of Credit. For purposes of subsection 2.1.1, each Issuance of a Letter of Credit shall be deemed to utilize the Revolver A Commitment of each Bank by an amount equal to the amount of such participation.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 1:00 p.m. Boston time, on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 1:00 p.m. Boston time on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank with a Revolver A Commitment thereof, and the Company shall be deemed to have requested that Base

                              Exhibit 4.1 - Page 51

     Rate Loans be made by the Banks to be disbursed on the Honor Date under the Revolver A Commitment and subject to the conditions set forth in Section
     5.2 (except Section 5.2(a)). Any notice given by the Issuing Bank or the Administrative Agent pursuant to this subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) Each Bank shall upon any notice pursuant to subsection 3.3(b) make available to the Administrative Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Revolver A Commitment Percentage of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.3(d)) each be deemed to have made a Revolving Credit A Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Revolver A Commitment Percentage of the amount of the drawing by no later than 3:00 p.m. Boston time on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3.

          (d) With respect to any unreimbursed drawing that is not converted into Revolving Credit A Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.2 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.3.

          (e) Each Bank's obligation in accordance with this Agreement to make the Revolving Credit A Loans or L/C Advances, as

                              Exhibit 4.1 - Page 52
     contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     3.4. Repayment of Participations. (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Bank's Revolver A Commitment Percentage of such funds, and the Issuing Bank shall receive the amount of the Revolver A Commitment Percentage of such funds of any Bank that did not so pay the Administrative Agent for the account of the Issuing Bank.

     (b) If the Administrative Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of the Issuing Bank pursuant to subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Revolver A Commitment Percentage of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.5. Role of the Issuing Bank. (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                              Exhibit 4.1 - Page 53

     (b) No Agent-Related Person, nor the Issuing Bank nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C Related Document.

     (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided; however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided, however, anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.6. Obligations Absolute. The obligations of the Company under this Agreement and any L/C Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Credit A Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C Related Document under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement or any L/C Related Document;

                              Exhibit 4.1 - Page 54

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

               (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

               (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any letter of Credit;

               (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

               (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.7. Cash Collateral Pledge. (a) Upon the request of the Administrative Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an

                              Exhibit 4.1 - Page 55

L/C Borrowing hereunder, or (B) if, as of the Revolving Credit A Loan Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (C) the sum of Revolving Credit A Loans plus L/C Obligations exceeds the Total Revolver A Commitment, or (D) the sum of the Loans plus L/C Obligations exceeds the Total Commitment, the Company shall immediately deliver Cash Collateral to the Administrative Agent in an amount equal to (x) in the case of clause (A) above, the L/C Borrowing, (y) in the case of clause (B) above, the L/C Obligations, or (z) in the case of clause (C) or clause (D) above, such excess. Cash Collateral shall be deposited in an interest bearing account in the name of the Administrative Agent and interest earned thereon shall be added to and constitute additional Cash Collateral.

     (b) After all Obligations have been paid and performed finally in full and all Commitments have terminated the Administrative Agent shall return to the Company all Cash Collateral which has not been applied to pay Obligations.

     3.8. Letter of Credit Fees. (a) The Company shall pay to the Administrative Agent for the account of each of the Banks in accordance with their Revolver A Commitment Percentages a letter of credit fee (the "L/C Fee") with respect to the Letters of Credit equal to the Applicable Fee Percentage of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. The L/C Fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Credit A Loan Maturity Date, with the final payment to be made on the Revolving Credit A Loan Maturity Date.

     (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to .125% of (i) the face amount of such Letter Credit in the case of the initial Issuance thereof, and (ii) the amount of the increase in the face amount of such Letter of Credit in the case of any increase in the face amount of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on the date of initial Issuance of a Letter of Credit and upon each increase in the face amount of a Letter of Credit.

     (c) The Company shall pay to the Issuing Bank from time to time on demand the normal presentation, amendment and other processing fees,

                              Exhibit 4.1 - Page 56
and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

     3.9. Uniform Customs and Practice. The Uniform Customs shall (unless otherwise expressly provided in such Letter of Credit) apply to each Letter of Credit.

                                   ARTICLE IV.

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.1. Taxes. (a) Any and all payments by the Company to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes.

     (b) In addition, the Company shall pay all Other Taxes, and the Company agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

     (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) the Company shall make such deductions and withholdings;

               (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                              Exhibit 4.1 - Page 57

               (vi) the Company shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

     (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

     (e) If the Company is required to pay additional amounts to any Bank or the Administrative Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     4.2. Illegality.

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make LIBOR Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make LIBOR Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any LIBOR Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such LIBOR Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loan. If the Company is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Company shall borrow from

                              Exhibit 4.1 - Page 58
     the affected Bank, in the amount of such repayment, a Base Rate Loan.

          (c) Before giving any notice to the Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     4.3. Increased Costs and Reduction of Return.

          (a) If any Bank determines that, due to either (i) after the date hereof the introduction of or any change (excluding any change in the imposition of or increase in reserve requirements or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits but including any change in the imposition of or increase in reserve requirements applicable to eurocurrency funding) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) issued after the date hereof, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that after the date hereof (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any such Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's return on capital but for such change) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through

                              Exhibit 4.1 - Page 59
     the Administrative Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

          (c) No Bank shall be entitled to claim  compensation  under subsection
     (a) above for any period occurring more than 30 days prior to the first date such Bank has given notice to the Company of the demand for compensation under such subsection. No Bank shall be entitled to claim compensation under subsection (b) above for any period occurring more than 60 days prior to the first date such Bank has given notice to the Company of the demand for compensation under such subsection.

     4.4. Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Company to make on a timely basis any payment of principal of any LIBOR Rate Loan;

          (b) the failure of the Company to borrow, continue or convert a Committed Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of the Company to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.8;

          (d) the prepayment (including pursuant to Section 2.8 or) or other payment (including after acceleration thereof) of any LIBOR Rate Loan or Bid Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under Section 2.4 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans from fees payable to terminate the deposits from which such funds were obtained but such loss shall not include failure to receive the Applicable Margin. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.3(a), each LIBOR Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate for such

                              Exhibit 4.1 - Page 60

LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

     4.5. Inability to Determine Rates. If the Administrative Agent determines, after consultation with the Reference Banks, that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate applicable for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Committed Loans shall be made, converted or continued as Base Rate Loans.

     4.6. Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     4.7. Substitution of Banks. Upon receiving notice that a Bank (a) has not consented to an extension of the Revolving Credit B Loan under Section 2.9, or
(b) demands a claim for compensation under Section 4.1 or 4.3 (an "Affected Bank"), the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitments (a "Replacement Bank"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitments; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

     4.8.  Survival.  The  agreements  and  obligations  of the  Company in this
Article IV shall survive the payment of all other Obligations.

                              Exhibit 4.1 - Page 61

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

     5.1. Conditions of Initial Loans. The obligation of each Bank to make its initial Committed Loan hereunder, and to receive through the Bid Agent the initial Competitive Bid Request, and of the Issuing Bank to Issue the initial Letters of Credit is subject to the condition that the Administrative Agent has received on or before the date thereof all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies for each Bank:

          (a) Credit Agreement. This Agreement executed by each party thereto;

          (b) Guaranty. The Guaranty executed by each Restricted Subsidiary;

          (c) Resolutions; Incumbency.

               (i) Copies of the resolutions of the board of directors of the Company and each Restricted Subsidiary authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Company, and each Restricted Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of the Company or such Restricted Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

          (d) Organization Documents; Good Standing. Each of the following documents:

               (i) the Organization Documents of the Company and each Restricted Subsidiary party to a Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or such Restricted Subsidiary as of the Closing Date; and

               (ii) a good standing certificate for the Company and each Restricted Subsidiary party to a Loan Document from the

                              Exhibit 4.1 - Page 62

          Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each other state where the Company or such Restricted Subsidiary is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

          (e) Legal Opinion. An opinion of McLachlan, Rissman & Doll, counsel to the Company and the Restricted Subsidiaries and addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D;

          (f) Indebtedness to be Repaid, etc. The Administrative Agent shall have received pay-off letters or other evidence, reasonably satisfactory to the Administrative Agent, that (a) all Indebtedness to be Repaid has been, or concurrently with the making of such Loan or the issuance of such Letter of Credit will be, paid in full and (b) all commitments under the agreements relating to such Indebtedness have been terminated;

          (g) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable to the Banks and the Administrative Agent on the Closing Date, together with Attorney Costs of Fleet to the extent invoiced prior to or on the Closing Date; including without limitation, any such costs, fees and expenses arising under or referenced in Sections 2.12 and 11.4;

          (h) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

               (iii) there has occurred since December 31, 1999, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

          (i) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may request.

                              Exhibit 4.1 - Page 63

     5.2. Conditions to All Borrowings. The obligation of the Issuing Bank to Issue, and the Banks to purchase participations in, Letters of Credit and of each Bank to make any Committed Loan to be made by it, or any Bid Loan as to which the Company has accepted the relevant Competitive Bid (including its initial Loan), or to continue or convert any Committed Loan under Section 2.4 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Issuance Date or Conversion/Continuation Date:

          (a) Notice of Borrowing or Conversion/Continuation. As to any Committed Loan, the Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

          (b) Continuation of Representations and Warranties. Other than with respect to any continuation or conversion of a Committed Loan, the representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

          (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing, Issuance or continuation or conversion.

The delivery of each Notice of Borrowing, Notice of Conversion/Continuation, Competitive Bid Request, Invitation for Competitive Bid, L/C Application and L/C Amendment Application to the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of each Borrowing Date, Issuance Date or Conversion/Continuation Date, as applicable, that the conditions in Section 5.2 are satisfied.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Administrative Agent and each Bank that:

     6.1.  Corporate  Existence  and Power.  Each of the Company and each of its
Subsidiaries:

                              Exhibit 4.1 - Page 64

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law; except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.2. Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and the Restricted Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a)  contravene  the  terms  of  any  of  such  Person's  Organization
     Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

          (c) violate any Requirement of Law.

     6.3. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any
Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of the Guarantors of this Agreement or any other Loan Document to which such Person is a party.

     6.4. Binding Effect. This Agreement and each other Loan Document to which the Company or any of the Restricted Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Restricted Subsidiaries to the extent it is a party thereto,

                              Exhibit 4.1 - Page 65
enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.5. Litigation. Except as specifically disclosed in Schedule 6.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or its Restricted Subsidiaries or any of their respective properties which:

          (a) purport to adversely affect the legality, validity, binding effect or enforceability of this Agreement or any other Loan Document; or

          (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.6. No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.1(e).

     6.7. ERISA Compliance.

          (a) Except as specifically disclosed in Schedule 6.7, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification.

          (b) There are no pending, or to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any

                              Exhibit 4.1 - Page 66

     Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect.

          (c) Except as specifically disclosed in Schedule 6.7, no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

          (d) Except as specifically  disclosed in Schedule 6.7, no Pension Plan
     has  any  Unfunded  Pension  Liability.   The  aggregate  Unfunded  Pension
     Liability for all Pension Plans does not exceed $10,000,000.

          (e) Except as specifically disclosed in Schedule 6.7, the Company has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

          (f) Except as specifically disclosed in Schedule 6.7, the Company has not transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA.

          (g) No trade or business of the Company or any Restricted Subsidiary (whether or not incorporated under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code. As of the Closing Date, neither the Company nor any Person under common control with the Company (as defined in the preceding sentence) has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

If at any time after the Closing Date, either the Company or any Person under common control with the Company (as defined in subsection (g) above) is required to contribute to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, then from and after such date, the representations and warranties contained in this Section 6.7 in respect of any such multiemployer plan, are made to the knowledge of the Company and, in so far as such multiemployer plan is concerned, refer to the obligations of the Company or any Person under common control with the Company with respect to such multiemployer plan.

                              Exhibit 4.1 - Page 67

     6.8. Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and
Section 8.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.9. Title to Properties. The Company and its Restricted Subsidiaries have sufficient interest in their rail properties and assets to permit the operation of a railroad over their rail lines. The Company and each Restricted Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all other real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The properties of the Company and its Restricted Subsidiaries are subject to no Liens, other than Permitted Liens.

     6.10. Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect.

     6.11. Financial Condition.

          (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1999, and the related consolidated statements of income or operations, stockholders' equity and cash flows for the fiscal year ended on that date and the unaudited consolidated financial statements of the Company and its Subsidiaries dated March 31, 2000 and the related consolidated statements of income or operations and cash flows for the three month period ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) fairly present the financial condition of the Company and its Subsidiaries as of the dates thereof and results of operations for the period covered thereby; and

                              Exhibit 4.1 - Page 68

               (iii) except as specifically disclosed in Schedule 6.11, show in such financial statements or the notes thereto all material indebtedness and other liabilities, direct or contingent, of the
          Company  and  its  Subsidiaries  as of  the  date  thereof,  including liabilities for taxes, material commitments and Contingent Obligations, in each case to the extent required by GAAP to be shown on such financial statements or notes thereto.

          (b)  Since  December  31,  1999,  there has been no  Material  Adverse
     Effect.

     6.12. Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.13. Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.14. No Burdensome Restrictions. Neither the Company nor any Restricted Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect. After giving effect to the transactions contemplated by this Agreement, as of the Closing Date neither the Company nor any of its Restricted Subsidiaries will be subject to any agreement restricting the ability of any Restricted Subsidiary to make, directly or indirectly, to the Company any payment described in subsection 8.8(b), except as specifically disclosed in Schedule 6.14.

     6.15. Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Restricted Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the

                              Exhibit 4.1 - Page 69

Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Restricted Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     6.16. Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

     6.17. Insurance. Except as specifically disclosed in Schedule 6.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

     6.18. Full Disclosure. None of the representations or warranties made by the Company or any Guarantor in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Guarantor in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     6.19. Labor Controversies. There are no labor controversies pending or threatened against the Company or any Restricted Subsidiary which would reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Revolver A Commitment or Revolver B Commitment hereunder, or any Loan or other Obligation shall

                              Exhibit 4.1 - Page 70
remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     7.1. Financial Statements. The Company shall deliver to the Administrative Agent and each Bank in form and detail satisfactory to the Administrative Agent and the Majority Banks:

          (a) as soon as available, but not later than 105 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 2000), a copy of the audited consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such year and the related consolidated statements of income or operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified as to going concern or qualified or limited because of a restricted or limited examination by the Independent
     Auditor of any material portion of the Company's or any Restricted Subsidiary's records;

          (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended June 30, 2000), a copy of the unaudited consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries; and

          (c) as soon as available, but not later than 105 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 2000), a copy of an unaudited consolidating balance sheet of the Company and its Restricted Subsidiaries as at the end of such year and the related consolidating statement of income for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.1(a).

                              Exhibit 4.1 - Page 71

     7.2. Certificates; Other Information. The Company shall furnish to the Administrative Agent and each Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer together with a quarterly schedule prepared by the Company setting forth the amortization, depreciation, cash taxes and the capital expenditures for each Subsidiary;

          (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

          (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as any Bank may from time to time request.

     7.3. Notices.  The Company shall notify the  Administrative  Agent and each
Bank:

          (a) promptly of the occurrence of any Default or Event of Default, and
     of  the  occurrence  or  existence  of  any  event  or  circumstance   that
     foreseeably will become a Default or Event of Default;

          (b) promptly of any matter that has resulted or may result in a Material Adverse Effect, including the following which have resulted or may result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Restricted Subsidiary including pursuant to any applicable Environmental Laws;

          (c) promptly of any of the following events affecting the Company, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company with respect to such event:

               (i) an ERISA Event;

                              Exhibit 4.1 - Page 72

               (ii) if any of the representations and warranties in Section 6.7 ceases to be true and correct;

               (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code or the Company or any Restricted Subsidiary becomes liable to make contributions to any multiemployer plan;

               (iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

               (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code;

          (d) promptly of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

          (e) within three Business Days of any announcement, change or withdrawal of S&P's or Moody's rating of the Company's senior debt;

     Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action (if any) the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     7.4. Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Restricted Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation subject to mergers permitted by Section 8.3;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.3 and sales of assets permitted by Section 8.2;

                              Exhibit 4.1 - Page 73

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.5. Maintenance of Property. The Company shall maintain, and shall cause each Restricted Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof, except in each case where the failure to do so in the aggregate with all other such instances could not reasonably be expected to have a Material Adverse Effect. The Company and each Restricted Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

     7.6. Insurance. The Company shall maintain, and shall cause each Restricted Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     7.7. Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

          (c) all indebtedness,  as and when due and payable, but subject to any
     subordination   provisions   contained  in  any   instrument  or  agreement
     evidencing such Indebtedness.

     7.8. Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over

                              Exhibit 4.1 - Page 74
it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.9. Inspection of Property and Books and Records. The Company shall maintain and shall cause each Restricted Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Restricted Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Bank (including Fleet in its capacity as a Bank) to (a) visit and inspect any of their respective properties accompanied by an agent or employee of the Company or such Restricted Subsidiary, (b) to examine their respective corporate, financial and operating records, and (c) make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and without interfering in the Company or such Restricted Subsidiary's normal business operations and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Administrative Agent or any Bank (including Fleet in its capacity as a Bank) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     7.10. Reporting of Senior Debt Rating. On an annual basis and within 45 days after receipt, the Company will provide evidence of its current Senior Debt Rating to the Administrative Agent and all Banks; it being agreed that any rating of a rating agency for which the Company does not so provide such evidence, and for which the Administrative Agent and the Banks do not otherwise have evidence of a current rating of the Company's senior debt, shall not be considered in determining the applicable Pricing Level (in which case the Pricing Level shall be determined based on the rating of the rating agency for which the Company did provide such evidence or for which the Administrative Agent and the Banks do have such evidence).

Further, the Company shall promptly notify the Administrative Agent of any change in or withdrawal of the Company's Senior Debt Rating by Moody's or S&P when the Company becomes aware of any such change or withdrawal.

     7.11. Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

                              Exhibit 4.1 - Page 75

     7.12. Use of Proceeds. The Company shall use the proceeds of the Loans (a) for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document and (b) to refinance Indebtedness, including, without limitation, Indebtedness to be Repaid.

     7.13. Additional Subsidiaries; Guaranty. Within twenty Business Days after the acquisition or creation of any Subsidiary not owned by the Company on the Closing Date the Company shall give the Administrative Agent written notice of such acquisition or creation indicating whether or not such Subsidiary initially will be a Restricted Subsidiary or Unrestricted Subsidiary and, if any such Subsidiary will initially be a Restricted Subsidiary, the Company, concurrently with such notice, shall cause such Subsidiary to execute and deliver a counterpart of the Guaranty. At any time the Company wishes to cause an Unrestricted Subsidiary that has not already been a Restricted Subsidiary to become a Restricted Subsidiary, the Company shall notify the Administrative Agent and cause such Subsidiary to execute and deliver a counterpart to the Guaranty. At any time the Company wishes to cause a Restricted Subsidiary that has not already been an Unrestricted Subsidiary to be a Unrestricted Subsidiary, the Company shall notify the Administrative Agent and subject to and upon the satisfaction of the conditions set forth in the definition of Restricted Subsidiary such Subsidiary shall become an Unrestricted Subsidiary and any Guaranty by such Subsidiary shall be released.

                                  ARTICLE VIII.

                               NEGATIVE COVENANTS

     So long as any Bank shall have any Revolver A Commitment or Revolver B Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     8.1. Limitation on Liens. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

          (a) any Lien created under any Loan Document;

          (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7,

                              Exhibit 4.1 - Page 76
     provided that no notice of lien has been filed or recorded under the Code;

          (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (e) Liens on the property of the Company or any Restricted Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (f) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens does not remain unstayed for more than 30 consecutive days;

          (g) a Lien arising by virtue of any easement, lease, reservation or other right of others in any property of the Company or any Restricted Subsidiary for streets, roads, bridges, pipes, pipe lines, railroads, electric transmission and distribution lines, telegraph, telephone and other communication lines, the removal of oil, gas, coal or other minerals and other similar purposes, flood rights, river control and development rights, sewage and drainage rights, restrictions against pollution and zoning laws and minor defects and irregularities in the record evidence of title, provided that such easements, leases, reservations, rights, restrictions, laws, defects and irregularities do not materially adversely affect the marketability of title to such property and do not in the aggregate materially impair the use or value of such property for the
     purposes   for  which  it  is  held  by  the  Company  or  its   Restricted
     Subsidiaries;

          (h) a Lien arising under (i) any lease existing on the date of this Agreement, and (ii) any lease entered into by the Company or any

                              Exhibit 4.1 - Page 77

     Restricted Subsidiary in the ordinary course of business with a term of not more than five years (including any extensions or renewals);

          (i) a Lien existing on any asset prior to the acquisition thereof by the Company or any Restricted Subsidiary but only if such Lien was not created in contemplation thereof and such Lien is and will remain confined to the property subject to it at the time such property is acquired and to improvements thereafter erected on or attached to such property and any Lien constituting a renewal, extension or replacement of a Lien permitted by this subsection (i), but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of indebtedness secured by such Lien does not exceed the principal amount of such indebtedness so secured at the time of the extension, renewal or replacement, and that such renewal, extension or replacement Lien is limited to all or part of the property that secured the Lien extended, renewed or replaced and to improvements then or thereafter erected on or attached to such property;

          (j) security interests on any property acquired or held by the Company or any Restricted Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 180 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

          (k) a Lien constituting rights of a licensor of patents or of a licensee thereof in the ordinary course of business;

          (l) a Lien upon lands over which easements or rights-of-way are acquired by the Company or any Restricted Subsidiary for any of the purposes specified in subsection (g) above, which Liens do not materially impair the use of such easements or rights-of-way for the purposes for which they are held by the Company or its Restricted Subsidiaries;

          (m) any Lien or privilege vested in any lessor, licensor or permittor for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases (including under leases arising in connection with dispositions permitted by subsection 8.2(d)), subleases, licenses or permits, so long as the payment of such

                              Exhibit 4.1 - Page 78
     rent or the performance of such other obligations or acts is not delinquent or, if delinquent, is being contested in good faith by appropriate proceedings which operate to prevent the collection of such rent or enforcement of the performance of such other obligations;

          (n) any Lien or privilege of any employee of the Company or its Restricted Subsidiaries for salary or wages earned but not yet payable;

          (o) any Lien arising by virtue of the burdens of any Requirement of Law requiring the Company or any Restricted Subsidiary to maintain certain facilities or perform certain acts as a condition of its occupancy or of interference with any public lands or any river or stream or navigable waters;

          (p) any Lien constituting a right reserved to, or vested in, any municipality or governmental or other public authority to control or regulate any property of the Company or any Restricted Subsidiary, or to use such property in any manner, which right does not materially impair the use of such property for the purposes for which it is held by the Company or its Restricted Subsidiaries;

          (q) any Lien for the payment or discharge of which provisions satisfactory to the Administrative Agent have been made;

          (r) any Lien constituting an interest of a third party in property owned jointly or in common with the Company or any Restricted Subsidiary;

          (s) any Lien listed on Schedule 8.1 hereto;

          (t) Liens securing Indebtedness permitted pursuant to subsection 8.5(d) or subsection 8.5(e) in each case on the property improved or acquired under the project pursuant to which such Indebtedness was incurred;

          (u) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

                              Exhibit 4.1 - Page 79

          (v) rights of lessors and their assigns under leases arising in connection with dispositions permitted by subsection 8.2(d) and rights of lessors and their assigns under similar leases in effect on the Closing Date;

          (w)  Liens on trade  receivables  that are the  subject  of  Permitted
     Receivables Securitization incurred in connection with such Permitted Receivables Securitization; and

          (x) other Liens securing obligations not in excess of $1,000,000 in principal amount at any one time outstanding in the aggregate.

     8.2. Disposition of Assets. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus rail, ballast, track components and equipment, all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (c) dispositions of inventory or equipment by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary pursuant to reasonable business requirements (provided that Required Restricted Subsidiaries may not transfer any material amounts of property pursuant to this subsection 8.2(c) to any Person other than another Required Restricted Subsidiary);

          (d) any sale of equipment  made for fair market  value;  provided that
     (i) at the time of sale, a Default or an Event of Default shall not exist or result from such disposition, (ii) the aggregate sales price from such sale shall be paid in cash, and (iii) the Company or a Restricted Subsidiary or, if there is a tangible economic benefit for the Company as a result of doing so, an Unrestricted Subsidiary, leases such property from the new owner immediately after such sale and such lease has a term of not less than five years;

                              Exhibit 4.1 - Page 80

          (e) dispositions of up to $70,000,000 trade receivables pursuant to Permitted Receivables Securitizations; and

          (f) dispositions of real and personal property not otherwise permitted hereunder (other than any trade receivables securitization or other dispositions of trade receivables), the permissibility of which shall be considered under subsection 8.2(e) which are made for fair market value; provided that (i) at the time of any disposition, a Default or an Event of Default shall not exist or result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate book value of all assets disposed of by the Company and its Restricted Subsidiaries pursuant to such dispositions since the Closing Date may not exceed 20% of Net Tangible Assets owned by the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter; provided that to the extent the net proceeds from any such disposition are reinvested within 180 days of the disposition giving rise thereto in similar assets of equivalent value acquired by the Company or any Restricted Subsidiary the value of such disposed of assets shall not be included in the calculation contained in clause (iii) next above.

     8.3. Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Restricted Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Restricted Subsidiaries, provided that if any transaction shall be between a Subsidiary that is not a Wholly-Owned Subsidiary and a Wholly-Owned Restricted Subsidiary, the Wholly-Owned Restricted Subsidiary shall be the continuing or surviving corporation;

          (b) any Restricted Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Restricted Subsidiary; and

          (c) the Company or any Restricted Subsidiary may merge with any other corporation, provided that (i) the Company or such Restricted Subsidiary, as applicable, is the continuing or surviving corporation, and (ii) no Default exists prior to or after giving effect to such merger.

                              Exhibit 4.1 - Page 81

     8.4. Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Restricted Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

          (a)  investments  in  cash   equivalents  and  short-term   marketable
     securities;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c) investments by the Company in any of its Wholly-Owned Restricted Subsidiaries or by any of its Wholly-Owned Restricted Subsidiaries in another Wholly-Owned Restricted Subsidiary;

          (d) investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) such Acquisitions are undertaken in accordance with all applicable Requirements of Law; and (ii) the prior, effective consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained and provided, further that the permissibility of investments to consummate Acquisitions of Unrestricted Subsidiaries shall be considered under subsection 8.4(f);

          (e)  investments  existing  on the  Closing  Date  listed on  Schedule
     8.4(e);

          (f) investments in or loans to Unrestricted Subsidiaries or in other Persons not specifically permitted by subsection 8.4(a) through subsection 8.4(e) above;

provided that no investment permitted pursuant to subsections 8.4(d) and (f) may be made if before or after giving effect to any such investment a Default or Event of Default shall exist and provided that with respect to any investment under subsection (f) above in excess of $25,000,000, the Company shall deliver a pro forma Compliance Certificate showing compliance with Sections 8.13, 8.14 and
8.15 taking into account such proposed investment; and

          (g) Swap Contracts entered into in the ordinary course of business to hedge interest rate, currency exchange and fuel price risk.

                              Exhibit 4.1 - Page 82

     8.5. Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement;

          (b)  Indebtedness   consisting  of  Contingent  Obligations  permitted
     pursuant to Section 8.9;

          (c) Indebtedness owing to any Governmental Authority or any Person who ships goods over the Company's or any Restricted Subsidiary's rail lines or related assets which was incurred in connection with any project to improve the Company's or any Restricted Subsidiary's rail lines or related assets not to exceed $50,000,000 in the aggregate at any one time outstanding;

          (d) Indebtedness secured by Liens permitted by subsection 8.1(i) (if the Company or any Restricted Subsidiary has personal liability with respect thereto) and subsection 8.1(j), Indebtedness under Capital Leases and Indebtedness of the type permitted pursuant to subsection 8.5(c) in addition to the amount permitted by such subsection in an aggregate amount outstanding for all such types of Indebtedness not exceeding 15% of Net Tangible Assets (excluding for the purpose of this subsection 8.5(d) all assets which are subject to Indebtedness permitted by Subsection 8.5(g));

          (e) Indebtedness of Restricted Subsidiaries to the Company;

          (f) unsecured Indebtedness of the Company provided that no Default or Event of Default exists at the time of or would result from the incurrence of such Indebtedness;

          (g) Indebtedness secured by Liens permitted by subsection 8.1(i) if neither the Company nor any Restricted Subsidiary has any personal liability with respect thereto; and

          (h) Permitted Receivables Securitizations.

     8.6. Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, enter into or suffer to exist any transaction, arrangement or contract with any Affiliate of the Company (other than transactions between the Company and any Restricted Subsidiary and any Restricted Subsidiary and any other Restricted Subsidiary), except upon fair and reasonable terms no less favorable to the

                              Exhibit 4.1 - Page 83

Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Restricted Subsidiary.

     8.7. Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly,
(a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (e) to acquire any security or assets of a Person if such Person or its board of directors has (i) announced that it will oppose such acquisition or (ii) commenced any litigation which alleges that such acquisition violates, or will violate, any Requirement of Law.

     8.8. Restrictive Agreements, etc. The Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document) prohibiting

          (a) the ability of the Company or any Restricted Subsidiary to amend or otherwise modify this Agreement or any other Loan Document; or

          (b)  the  ability  of any  Restricted  Subsidiary  to  make  payments, directly  or  indirectly,  to the  Company by way of  dividends,  advances, repayments or loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to the Company.

     8.9. Contingent Obligations. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Swap Contracts entered into in the ordinary course of business to hedge interest rate, currency exchange and fuel price risk;

                              Exhibit 4.1 - Page 84

          (c) guaranties by the Company of (a) a Restricted Subsidiary's obligations as lessee under leases of equipment, and (b) so long there is a tangible economic benefit to the Company and the Restricted Subsidiaries, an Unrestricted Subsidiary's obligations as lessee under leases of equipment;

          (d) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.9 and Contingent Obligations under the Guaranty; and

          (e) additional Contingent Obligations not otherwise permitted hereunder; provided that, at the time of creation, incurrence or assumption of such Contingent Obligation, the amount of such Contingent Obligation (determined in a manner consistent with the last sentence of the definition thereof) would be permitted to be treated as Funded Debt, without a Default or an Event of Default occurring or continuing to exist as a result thereof.

     8.10. Restricted Payments. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that (a) any Wholly-Owned Restricted Subsidiary may do any of the foregoing provided that any distribution or payment in connection therewith is only made to the Company, and (b) the Company may:

               (i) declare and make dividend payments or other distributions payable solely in its common stock;

               (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

               (iii) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash, provided, that (A) immediately after giving effect to such proposed action, no Default or Event of Default would exist, and (B) Net Income for the fiscal quarter prior to the fiscal quarter in which such payment is made was greater than zero.

                              Exhibit 4.1 - Page 85

     8.11. Change in Business. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Restricted Subsidiaries on the date hereof.

     8.12. Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary, except to change the fiscal year of any Subsidiary to correspond to the fiscal year of the Company.

     8.13. Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio for any Computation Period to be less than 3.00:1.00.

     8.14. Leverage Ratio. The Company shall not permit at any time the Leverage Ratio to be greater than 60%.

     8.15. Minimum Net Worth. The Company shall not permit at any time the consolidated net worth of the Company and its Restricted Subsidiaries to be less than the sum of (a) $400,000,000, plus (b) 50% of net income of the Company and its Subsidiaries (calculated in accordance with GAAP) for each fiscal quarter of the Company commencing with the fiscal quarter beginning January 1, 2000 (with no deduction for any such fiscal quarter in which there is a net loss), plus (c) 50% of any Equity Offering Proceeds.

                                   ARTICLE IX.

                                EVENTS OF DEFAULT

     9.1. Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within two Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible
     Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is

                              Exhibit 4.1 - Page 86
     incorrect in any material respect on or as of the date made or deemed made; or

          (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Sections 7.3 and 7.11 or in
     Article VIII; or

          (d) Other Defaults. The Company or any Restricted Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

          (e) Cross-Default. The Company or any Restricted Subsidiary (i) (A) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (B) fails to make any payment in respect of any Swap Contract where the payments which would be required to be made by the Company or any Restricted Subsidiary in connection with the termination of such Swap Contract plus the amount of all Indebtedness referred to in clause (A) next above exceeds $10,000,000; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, to become payable or cash collateral in respect thereof to be demanded; or

          (f) Insolvency; Voluntary Proceedings. The Company or any Restricted Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                              Exhibit 4.1 - Page 87

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Restricted Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Restricted Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Restricted Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Restricted Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $10,000,000; or (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Company which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $10,000,000; or

          (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $20,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

          (j) Change of Control. There occurs any Change of Control; or

          (k) Loss of Licenses. The Surface Transportation Board or any other Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Restricted Subsidiary, or the Company or any Restricted Subsidiary for any

                              Exhibit 4.1 - Page 88
     reason loses any material license, permit or franchise, or the Company or any Restricted Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

          (l) Guarantor Defaults. Any Restricted Subsidiary fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty; or the Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or the Company or any Restricted Subsidiary contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

     9.2. Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (a) declare the commitment of each Bank to make Committed Loans to be terminated, whereupon such commitments shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

          (c)  require  that  the  Company   deliver  Cash   Collateral  to  the
     Administrative Agent in the amount equal to the L/C Obligations; and

          (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans, all interest and other amounts as aforesaid shall automatically become due and payable and the Company shall be obligated to deliver to the Administrative Agent Cash Collateral in an

                              Exhibit 4.1 - Page 89
amount equal to the L/C Obligations without further act of the Administrative Agent or any Bank.

     9.3. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE X.

                            THE ADMINISTRATIVE AGENT

     10.1. Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.3. Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided

                              Exhibit 4.1 - Page 90
for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.4. Reliance by Administrative Agent.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper
     Person  or  Persons,  and upon  advice  and  statements  of  legal  counsel
     (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event

                              Exhibit 4.1 - Page 91
of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.6. Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

                              Exhibit 4.1 - Page 92

     10.7. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata (in accordance with the respective Pro Rata Shares), from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     10.8. Administrative Agent in Individual Capacity. Fleet and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Fleet were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Fleet or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Fleet shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" include Fleet in its individual capacity.

     10.9. Successor Administrative Agent. The Administrative Agent may, and at the request of the Majority Banks, or, so long as no Event of Default or Default has occurred and is continuing, at the request of the Company, shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which shall be a commercial bank organized, chartered or licensed

                              Exhibit 4.1 - Page 93
under the United States of America or of any State thereof having combined capital of at least $500,000,000. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks which shall be a commercial bank organized, chartered or licensed under the United States of America or of any State thereof having combined capital of at least $500,000,000. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term " Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     10.10. Withholding Tax.

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code; such Bank represents that, as of the close of this Agreement or assignment pursuant to ss.11.8 it is exempt from U.S. withholding tax under Sections 1441 or 1442 of the Code, and such Bank agrees with and in favor of the Administrative Agent and the Company, to deliver to the Administrative Agent and the Company:

               (i) if such Bank claims an exemption from withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN or Form W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed

                              Exhibit 4.1 - Page 94
          copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from United States withholding tax.

     Such Bank agrees to promptly notify the Administrative Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption.

          (b) If any Bank claims exemption from withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Administrative Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form W-8BEN as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all

                              Exhibit 4.1 - Page 95

     Obligations and the resignation or replacement of the Administrative Agent.

                                   ARTICLE XI.

                                  MISCELLANEOUS

     11.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Company and acknowledged by the Administrative Agent, and then any such waiver and consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Administrative Agent, do any of the following:

          (a) increase or extend the Revolver A Commitment or Revolver B Commitment of any Bank (or reinstate any Revolver A Commitment or Revolver B Commitment terminated pursuant to Section 2.7 or subsection 9.2(a)) other than pursuant to Sections 2.9, 4.7 and 11.8.

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

          (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

          (f) release any Restricted  Subsidiary from the Guaranty except in the
     event  such  Restricted  Subsidiary  becomes  an  Unrestricted   Subsidiary
     hereunder;

                              Exhibit 4.1 - Page 96
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any other Loan Document.

     11.2.  Notices.

          (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or X shall not be effective until actually received by the Administrative Agent.

          (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in

                              Exhibit 4.1 - Page 97
     any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.
     Notwithstanding the foregoing provisions of this subsection 11.2(c), designations of accounts to which Loans are to be disbursed and other directions concerning the transmission of Loan proceeds must be by facsimile transmission or other writing.

     11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.4. Costs and Expenses. The Company shall:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Fleet (including in its capacity as Administrative Agent) within five Business Days after demand for all costs and expenses incurred by Fleet (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Fleet (including in its capacity as Administrative Agent) with respect thereto; and

          (b) pay or reimburse the Administrative Agent, the Issuing Bank and each Bank (including Fleet) within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

                              Exhibit 4.1 - Page 98

     11.5. Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Arranger, the
Agent-Related Persons, and each Bank (including Fleet), the Issuing Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and termination or expiration of all Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank or the Issuing Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     11.6. Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Banks in respect of any Obligations, or the Administrative Agent or the Banks exercise their right of set-off in respect of any Obligations, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then: (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred; and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata or other applicable share of any amount so recovered from or repaid by the Administrative Agent or any Bank to the extent received by such Bank, except that (i) no Bank shall be obligated to purchase a share of another Bank's Bid Loans or Obligations related thereto, and (ii) Fleet, acting as a

                              Exhibit 4.1 - Page 99

Bank with respect to Bid Loans, shall not be obligated to purchase a share of any Bank's Committed Loans or Obligations related thereto.

     11.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

     11.8. Assignments, Participations, etc.

          (a) Any Bank may, with the written consent of the Administrative Agent and, at all times other than during the existence of an Event of Default, the Company (which consent of the Company may not unreasonably be withheld), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank or is another Bank prior to such assignment) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments (provided that any assignment of the Commitments shall be an assignment of a proportionate share of the Revolver A Commitment and the Revolver B Commitment) (in a minimum aggregate amount of $10,000,000) and the other rights and obligations of such Bank hereunder; provided, however, that the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") and (iii) the assignor Bank or Assignee has paid to the Administrative Agent (or the Administrative Agent, in its sole discretion, has waived) a processing fee in the amount of $3,500.

          (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect
     to) an executed Assignment and Acceptance (which shall be executed by the Company if the Company's consent is required) and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that

                             Exhibit 4.1 - Page 100
     rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Upon satisfaction of the conditions set forth in subsection 11.8(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations,
     (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                             Exhibit 4.1 - Page 101

          (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

          (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          (g) Any Assignee that is a foreign corporation, partnership or trust shall make the representation and undertakings set forth in Section 10.10, as a condition to such assignment.

                             Exhibit 4.1 - Page 102

     11.9. Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank (including Fleet) is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.10. Automatic Debits of Fees. With respect to any facility fee, utilization fee, letter of credit fee or agent's fee, or other fee, or any other cost or expense due and payable to the Administrative Agent (other than Attorney Costs) or Fleet under the Loan Documents, the Company hereby irrevocably authorizes Fleet to debit any deposit account of the Company with Fleet in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Fleet's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     11.11. Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.13. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability

                             Exhibit 4.1 - Page 103
of the remaining provisions of this Agreement or any instrument or agreement required hereunder.


     11.14. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.15. Governing Law and Jurisdiction.

          (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, AND SHALL CONSTITUE A SEALED INSTRUMENT UNDER, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR OF AND FEDERAL COURT SITTING THEREIN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE
     ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY MASSACHUSETTS LAW.

     11.16. Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION

                             Exhibit 4.1 - Page 104

BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,
RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.17. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, oral or written, relating to the subject matter hereof and thereof.

                             Exhibit 4.1 - Page 105

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument by their proper and duly authorized officers as of the day and year first above written.

                                        WISCONSIN CENTRAL
                                          TRANSPORTATION CORPORATION


                                        By:  /s/ Marty J. Mickey
                                           -------------------------------------
                                        Name:  Marty J. Mickey
                                        Title:  Treasurer

                                        FLEET NATIONAL BANK


                                        By:  /s/ Mark Fawcett

                                           -------------------------------------
                                        Name:  Mark Fawcett
                                        Title:  Vice President

                                        BANK OF AMERICA, N.A.


                                        By:  /s/ Sharon Burks Horos

                                           -------------------------------------
                                        Name:  Sharon Burks Horos
                                        Title:  Vice President

                                        HARRIS TRUST AND SAVINGS BANK


                                        By:  /s/ M. James Barry, III
                                           -------------------------------------
                                        Name:  M. James Barry, III
                                        Title:  Vice President


                                        THE NORTHERN TRUST COMPANY


                                        By:  /s/ Deborah Conley

                                           -------------------------------------
                                        Name:  Deborah Conley
                                        Title:  Vice President

                             Exhibit 4.1 - Page 106

                                        BNP PARIBAS


                                        By:  /s/ Brian F. Hewett
                                           -------------------------------------
                                        Name:  Brian F. Hewett
                                        Title:  Vice President

                                        BNP PARIBAS


                                        By:  /s/ Ann B. McAloon
                                           -------------------------------------
                                        Name:  Ann B. McAloon
                                        Title:  Vice President

                                        NATIONAL CITY BANK
                                          OF MICHIGAN/ILLINOIS


                                        By:  /s/ Mark R. Long

                                           -------------------------------------
                                        Name:  Mark R. Long
                                        Title:  Vice President

                                        THE BANK OF NEW YORK


                                        By:  /s/ John-Paul Marotta

                                           -------------------------------------
                                        Name:  John-Paul Marotta
                                        Title:  Vice President

                                        THE BANK OF NOVA SCOTIA


                                        By:  /s/ F. C. H. Ashby
                                           -------------------------------------
                                        Name:  F. C. H. Ashby
                                        Title:  Senior Manager Loan Operations

                             Exhibit 4.1 - Page 107

                                        THE CHASE MANHATTAN BANK


                                        By:  /s/ Cornelius J. Droogan
                                           -------------------------------------
                                        Name:  Cornelius J. Droogan
                                        Title:  Vice President

                                        MERRILL LYNCH BANK USA


                                        By:  /s/ Preston L. Jackson
                                           -------------------------------------
                                        Name:  Preston L. Jackson
                                        Title:  President & C.E.O.

                             Exhibit 4.1 - Page 108

                                                                    SCHEDULE 2.1

                                                                     COMMITMENTS

                                                              AND PRO RATA SHARES

                            Total      Pro Rata    Revolver A    Pro Rata     Revolver B   Pro Rata
     Bank Name              Amount      Share        Amount       Share         Amount      Share
--------------------------------------------------------------------------------------------------------------------

Fleet National Bank     $ 55,000,000    20.00%    $ 35,000,000    20.00%    $ 20,000,000    20.00%

Bank of America,        $ 50,000,000    18.18%    $ 31,818,180    18.18%    $ 18,181,820    18.18%
N.A.

Harris Savings and      $ 45,000,000    16.36%    $ 28,636,364    16.36%    $ 16,363,636    16.36%
Trust Bank

The Northern Trust      $ 25,000,000     9.09%    $ 15,909,091     9.09%    $  9,090,909     9.09%
Company

BNP Paribas             $ 25,000,000     9.09%    $ 15,909,091     9.09%    $  9,090,909     9.09%

National City Bank of   $ 20,000,000     7.27%    $ 12,727,273     7.27%    $  7,272,727     7.27%
Michigan/Illinois

The Bank of New         $ 15,000,000     5.45%    $  9,545,455     5.45%    $  5,454,545     5.45%
York

The Bank of Nova        $ 15,000,000     5.45%    $  9,545,455     5.45%    $  5,454,545     5.45%
Scotia

The Chase               $ 15,000,000     5.45%    $  9,545,455     5.45%    $  5,454,545     5.45%
Manhattan Bank

Merrill Lynch Bank      $ 10,000,000     3.64%    $  6,363,636     3.64%    $  3,636,364     3.64%
USA

                        ----------------------------------------------------------------------------

Total                   $275,000,000   100.00%    $175,000,000   100.00%    $100,000,000   100.00%
                         ===========================================================================



                             Exhibit 4.1 - Page 109

                                                                 SCHEDULE 5.1(f)

                            INDEBTEDNESS TO BE REPAID

All amounts payable under:

1.   that certain  Revolving  Credit  Agreement made as of November 21, 1994 (as
     Amended and Restated, by and among Wisconsin Central Transportation Corporation and Bank of America National Trust and Savings Association, as Agent, and Bank of America Illinois, As Issuing Bank, and other lending institutions that may have become parties thereto ("Banks")

2. that certain Letter Agreement made as of June 30, 1999 (as Amended) between Wisconsin Central Transportation Corporation and Bank of America National Trust and Savings Association

3. that certain Letter Agreement made as of May 5, 2000 between Wisconsin Central Transportation Corporation and the Chase Manhattan Bank

                             Exhibit 4.1 - Page 110

                                                                    SCHEDULE 6.5

                                   LITIGATION

The Company's railroad subsidiaries are subject to a number of claims and legal actions that arose in the ordinary course of business, including Federal Employers' Liability Act claims and personal injury claims (including wrongful death claims) by third parties. The Company believes these claims, taking into account reserves and applicable insurance, will not have a material adverse effect on the Company's financial position or annual financial results of operations. However, adverse judgments with respect to these claims, individually or in the aggregate, in excess of related reserves and applicable insurance, could have a material adverse effect on the Company's financial position or annual financial results of operations.

                             Exhibit 4.1 - Page 111

                                                                    SCHEDULE 6.7

                                  ERISA MATTERS

None.

                             Exhibit 4.1 - Page 112

                                                                   SCHEDULE 6.11

                              PERMITTED LIABILITIES

None.

                             Exhibit 4.1 - Page 113

                                                                   SCHEDULE 6.12

                              ENVIRONMENTAL MATTERS

The Company's subsidiaries have been named as "potentially responsible parties" under state spill statutes or CERCLA with respect to contamination at a number of sites on their properties. As potentially responsible parties, the subsidiaries, as the owners or lessees of those sites, have been identified by state or federal environmental authorities as parties that may have an obligation (jointly and severally with predecessor and concurrent owners and lessees and other third parties) to pay for the cost of remediation of those sites. However, the Company believes that any expense it may incur in connection with the above matters will not have a material adverse effect on the Company's financial condition or annual financial results of operations.

As part of their normal operations, the Company's subsidiaries transport hazardous materials from time to time, which may expose them to claims and potential liability for injuries to employees, other persons, property and the environment.

The Company maintains third party liability insurance coverage for personal injuries, including death, property damage and other specified risks of operations. The Company also maintains all risks property damage coverage, including property of shippers.

                             Exhibit 4.1 - Page 114

                                                                   SCHEDULE 6.14

                              DIVIDEND RESTRICTIONS

The payment of dividends by Algoma Central Railway, Inc. is restricted. Specifically, the incorporation documents of Algoma Central Railway, Inc. provide for preferred stock ("Preferred Shares") which entitle their holders to a fixed, preferential, cumulative, cash dividend starting in year 2005. The terms of the incorporation documents further provide that Algoma Central Railway, Inc. may not declare and pay dividends, starting in year 2005, to any holders of other shares unless and until the accrued, preferential, cumulative, cash dividend on all Preferred Shares has been declared and paid.

                             Exhibit 4.1 - Page 115

                                                                   SCHEDULE 6.16

                       SUBSIDIARIES AND MINORITY INTEREST

6.16 (a) - Subsidiaries

Subsidiaries:

Algoma Central Railway, Inc., a Canadian corporation
Fox Valley & Western Ltd., an Illinois corporation
Sault Ste. Marie Bridge Company, a Michigan corporation
WC Canada Holdings, Inc., a Canadian corporation
WCI Australia Limited (through Wisconsin Central International B.V.)
WCI  Jordan,   Inc.,  an  Illinois   corporation   (through   Wisconsin  Central
     International, Inc.)
WCL Railcars, Inc., an Illinois corporation
Wisconsin Central  International  B.V., a Dutch B.V. (through  Wisconsin Central
     International, Inc.)
Wisconsin Central International, Inc., an Illinois corporation
Wisconsin Central Ltd., an Illinois corporation
Wisconsin Chicago Link Ltd., an Illinois corporation
Wisconsin Polska Sp. z o.o., a Polish  corporation  (through  Wisconsin  Central
     International, Inc.)


6.16 (b) - Minority Interests

The Company has minority interests in the following corporations:

Australian Transport Network Limited (through  Wisconsin  Central  International
     B.V.)
English Welsh & Scottish Railway Holdings  Limited  (through  Wisconsin  Central
     International, Inc.)
Tranz Rail Holdings Limited (through Wisconsin Central International, Inc.)

                             Exhibit 4.1 - Page 116

                                                                   SCHEDULE 6.17

                                INSURANCE MATTERS

None.

                             Exhibit 4.1 - Page 117

                                                                    SCHEDULE 8.1

                                 PERMITTED LIENS

Any lien over assets owned by Algoma Central Railway, Inc.

                             Exhibit 4.1 - Page 118

                                                                 SCHEDULE 8.4(e)

                              EXISTING INVESTMENTS

The Company has investments in the following corporations:

Australian Transport Network Limited (through  Wisconsin  Central  International
     B.V.) - approximately 33%
English Welsh & Scottish Railway Holdings  Limited  (through  Wisconsin  Central
     International, Inc.) - approximately 42.5%
Tranz Rail Holdings Limited (through Wisconsin Central International, Inc.) - approximately 23.75%

                             Exhibit 4.1 - Page 119

                                                                    SCHEDULE 8.9

                             CONTINGENT OBLIGATIONS

Guaranty by Wisconsin Central Transportation Corporation of 33% of Australia Transport Network Limited's AUD$8.5 million credit facility with National Australia Bank.

Guaranty by Wisconsin Central Transportation Corporation of the Canadian $12.0 million Credit Agreement between The Bank of Nova Scotia and Algoma Central Railway Inc. dated January 31, 1995 (as Amended).

A letter of credit issued by Bank of America under the Former Credit Agreement, Standby Credit Number 7400589, in the amount of $500,000.00, for the benefit of HSBC Bank, remains outstanding.

                             Exhibit 4.1 - Page 120

                                                                   SCHEDULE 11.2

                     LENDING OFFICES, ADDRESSES FOR NOTICES

Bank of America, N.A.
---------------------
10th Floor
231 South LaSalle Street
Chicago, Illinois  60697

Attention:        Sharon Burks Horos
Telephone:        312-828-2149
Facsimile:        312-974-8811
E-Mail:           sharon_burks.horos@bankofamerica.com

BNP Paribas

-----------
Suite 3300
227 West Monroe Street
Chicago, Illinois  60606

Attention:        Brian P. Hewett, Vice President Transporation
Telephone:        312-853-6034
Facsimile:        312-853-6020

Attention:        Ann McAloon, Vice President, Portfolio Manager
Telephone:        312-853-6003
Facsimile:        312-853-6020

The Chase Manhattan Bank

------------------------
6th Floor
52 Broadway

New York, New York  10004

Attention:        C.J. Droogan, Vice President
Telephone:        212-701-4171
Facsimile:        212-701-4110

                             Exhibit 4.1 - Page 121

Fleet National Bank

-------------------
Transportation Division
Mail Stop:  10008A
8th Floor
100 Federal Street
Boston, Massachusetts  02110

Attention:        Mark R. Fawcett, Vice President
Telephone:        617-434-7495
Facsimile:        617-434-1955
E-Mail:           Mark_R_Fawcett@Fleet.com

Harris Trust and Savings Bank

-----------------------------
111 West Monroe Street
Chicago, Illinois  60603

Attention:        M. James Barry, III, Vice President
Telephone:        312-461-2781
Facsimile:        312-292-4856
E-Mail:           james.barry@harrisbank.com

Merrill Lynch Bank USA

----------------------
Suite 300
15 W. South Temple
Salt Lake City, Utah  84101

Attention:        D. Kevin Imlay, Senior Credit Officer
Telephone:        801-526-8310
Facsimile:        801-521-6466

National City Bank of Michigan/Illinois

---------------------------------------
Suite 600
2021 Spring Road

Oak Brook, Illinois  60523

Attention:        Mark R. Long, Vice President
Telephone:        630-954-3126
Facsimile:        630-954-3730

                             Exhibit 4.1 - Page 122

The Bank of New York

--------------------
One Wall Street, 19th Floor
New York, New York  10286

Attention:        John-Paul Marotta, Vice President
Telephone:        212-635-8204
Facsimile:        212-635-1208

The Northern Trust Company

--------------------------
50 South LaSalle Street
Chicago, Illinois  60675

Attention:        Deborah Conley, Vice President
Telephone:        312-557-3436
Facsimile:        312-444-7028

The Bank of Nova Scotia

-----------------------
Suite 2700
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Attention:        Allyson Mohan, Loan Operations Officer
Telephone:        404-877-1500
Facsimile:        404-888-8998

Attention:        F.C.B. Ashby, Senior Manager Loan Operations
Telephone:        404-877-1500
Facsimile:        404-888-8998

                             Exhibit 4.1 - Page 123

                                                                     EXHIBIT A-1

                                    [FORM OF]
                           NOTICE OF A LOAN BORROWING

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                                One O'Hare Centre
                              6250 North River Road
                                   Suite 9000
                            Rosemont, Illinois 60018


                            ______________ __, 200__



Fleet National Bank,
   as Administrative Agent
100 Federal Street
Boston, Massachusetts  02110

Attention:  ___________________

Ladies and Gentlemen:

     Reference is hereby made to that certain Revolving Credit Agreement, dated as of August 1, 2000 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among Wisconsin Central Transportation Corporation (the "Borrower"), Fleet National Bank, and the other lending institutions which are or may become parties thereto from time to time (collectively, the "Banks"), Fleet National Bank, as administrative agent for the Banks (the "Administrative Agent"), Bank of America, N.A., as Syndication Agent, and Harris Trust and Savings Bank, as Documentation Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     Pursuant to ss.2.3 of the Credit Agreement, we hereby request that a Revolving Credit A Loan consisting of [a Base Rate Loan in the principal amount of $__________, or a LIBOR Rate Loan in the principal amount of $__________ with an Interest Period of _________] be made on __________ __, 200__. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Revolving Credit A Loan on such date.

                             Exhibit 4.1 - Page 124

Fleet National Bank,
   as Administrative Agent
_________ __, 200_


     We hereby certify (a) that the principal amount requested herein including all principal amount currently outstanding does not exceed the Company's ability to borrow under the Revolving Credit A Loans, (b) that we will use the proceeds of the requested Revolving Credit A Loan in accordance with the provisions of the Credit Agreement, (c) that each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and
(d) that no Default or Event of Default has occurred and is continuing.

                                        Very truly yours,

                                        WISCONSIN CENTRAL
                                        TRANSPORTATION CORPORATION



                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

                             Exhibit 4.1 - Page 125

                                                                     EXHIBIT A-2

                                    [FORM OF]
                           NOTICE OF B LOAN BORROWING


                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                                One O'Hare Centre
                              6250 North River Road
                                   Suite 9000
                            Rosemont, Illinois 60018


                            ______________ __, 200__



Fleet National Bank,
   as Administrative Agent
100 Federal Street
Boston, Massachusetts  02110

Attention:  ___________________

Ladies and Gentlemen:

     Reference is hereby made to that certain Revolving Credit Agreement, dated as of August 1, 2000 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among Wisconsin Central Transportation Corporation (the "Borrower"), Fleet National Bank, and the other lending institutions which are or may become parties thereto from time to time (collectively, the "Banks"), Fleet National Bank, as administrative agent for the Banks (the "Administrative Agent"), Bank of America, N.A., as Syndication Agent, and Harris Trust and Savings Bank, as Documentation Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     Pursuant to ss.2.3 of the Credit Agreement, we hereby request that a Revolving Credit B Loan consisting of [a Base Rate Loan in the principal amount of $__________, or a LIBOR Rate Loan in the principal amount of $__________ with an Interest Period of _________] be made on __________ __, 200__. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Revolving Credit B Loan on such date.

                             Exhibit 4.1 - Page 126

Fleet National Bank,
   as Administrative Agent
_________ __, 200_


     We hereby certify (a) that the principal amount requested herein including all principal amount currently outstanding does not exceed the Company's ability to borrow under the Revolving Credit B Loans, (b) that we will use the proceeds of the requested Revolving Credit B Loan in accordance with the provisions of the Credit Agreement, (c) that each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and
(d) that no Default or Event of Default has occurred and is continuing.

                                        Very truly yours,

                                        WISCONSIN CENTRAL
                                        TRANSPORTATION CORPORATION



                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

                             Exhibit 4.1 - Page 127

                                                                       EXHIBIT B

                                    [FORM OF]
                      NOTICE OF CONVERSION OR CONTINUATION


                                               ____________ __, 200_

Fleet National Bank,
  as Administrative Agent
100 Federal Street
Boston, Massachusetts  02110

        Re:      Notice of Conversion or Continuation

Ladies and Gentlemen:

     Reference is hereby made to the Revolving Credit Agreement, dated as of August 1, 2000 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among Wisconsin Central Transportation Corporation (the "Borrower"), the lending institutions which are or may become parties thereto from time to time, Fleet National Bank as Administrative Agent (in that capacity, the "Administrative Agent"), Bank of America, N.A., as Syndication Agent and Harris Trust and Savings Bank, as Documentation Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     Pursuant to Section 2.4 of the Credit Agreement, the Borrower hereby requests a [conversion] [continuation] on [________ __, 200_] of $[__________] in principal amount of presently outstanding [Base Rate/LIBOR Rate] [Revolving Credit A Loan(s)][Revolving Credit B Loan(s)] [into][as] [Base Rate/LIBOR Rate] [Revolving Credit A Loan(s)][Revolving Credit B Loan(s)]. [The Interest Period for such Loan(s) requested to be [converted to] [continued as] [LIBOR Rate Loan(s)] is [___ months]]. We understand that this request is irrevocable and binding and obligates us to accept the requested Loan(s) on such date.

     In connection herewith, the undersigned hereby certifies that no Default or Event of Default has occurred and is continuing.

                                        Very truly yours,

                                        WISCONSIN CENTRAL
                                        TRANSPORTATION CORPORATION


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

                             Exhibit 4.1 - Page 128

                                                                       EXHIBIT C

                                    [FORM OF]
                             COMPLIANCE CERTIFICATE


To:      Fleet National Bank, as Administrative Agent

Reference is made to the Credit Agreement, dated as of August 1, 2000 (herein, as amended or otherwise modified from time to time, called the "Credit Agreement"), among Wisconsin Central Transportation Corporation (the "Company"), and various financial institutions including Fleet National Bank, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I. Report. Enclosed herewith is a copy of the [annual/quarterly] report of the Company as at _______________, 20__ (the "Computation Date") on Form 10-K/Q, as filed with the Securities and Exchange Commission, which report fairly presents the financial condition and results of operations of the Company as of the Computation Date.

II. Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions for the Company and its Restricted Subsidiaries, as such ratios and restrictions are contained in
     Section 8 of the Credit Agreement:



     A. Section 8.2.  Disposition of Assets:

     (1)  Aggregate book value of all property disposed of
          since the Closing Date pursuant to dispositions
          not permitted by subsection 8.2 (a) through
          subsection 8.2 (e) of the Credit Agreement:               ____________

     (2)  20% of Net Tangible Assets as of the
          Computation Date:                                         ____________

                             Exhibit 4.1 - Page 129

     B. Section 8.5.  Limitation on Indebtedness:

     (1)  Indebtedness permitted by subsection 8.5(d) of
          the Credit Agreement:                                     ____________

     (2)  15% of Net Tangible Assets as of the
          Computation Date:                                         ____________

     (3)  All assets which are subject to Indebtedness
          permitted by Subsection 8.5(g)                            ____________

     (4)  Sum of Item (2) minus Item (3)                            ____________



     C. Section 8.13.  Interest Coverage Ratio:

     (1)  Net Income of the Company and its Restricted
          Subsidiaries for the Computation Period ending on
          the Computation Date                                      ____________

     (2)  Interest Expense of the Company and its Restricted
          Subsidiaries for the Computation Period ending on
          the Computation Date                                      ____________

     (3)  Income Taxes for the Company and its Restricted
          Subsidiaries for the Computation Period
          ending on the Computation Date                            ____________

     (4)  Cash dividends actually received from Unrestricted
          Subsidiaries for the Computation Period ending on
          the Computation Date in an amount not to exceed
          the Company's share of the net income of such
          Unrestricted Subsidiaries for the Computation
          Period then ending                                        ____________

     (5)  Adjusted EBIT (Sum of Items (1), (2), (3) and (4))        ____________

     (6)  Interest Expense of the Company and its Restricted
          Subsidiaries for Computation Period ending on
          the Computation Date:                                     ____________

     (7)  Ratio of Item (5) to Item (6)                             ____________

                             Exhibit 4.1 - Page 130

     (8)  Minimum Interest Coverage Ratio required by
          Section 8.13                                              ____________



     D. Section 8.14.  Leverage Ratio:

     (1)  Indebtedness of the Company and its Restricted
          Subsidiaries described in clauses (a), (d), (e),
          (f) and (g) of the definition of Indebtedness
          constituting Long Term Debt (including all
          maturities of Long Term Debt due within one year)         ____________

     (2)  Contingent Obligations of the Company and its
          Restricted Subsidiaries (exclusive of
          Contingent Obligations pursuant to
          Section  8.9(a), 8.9(b) and 8.9(c)(a))                    ____________

     (3)  Funded Debt (Sum of Item (1) plus Item (2))               ____________

     (4)  Consolidated net worth of the Company and its
          Restricted  Subsidiaries (exclusive of any net worth
          of Unrestricted Subsidiaries) as of the Computation
          Date                                                      ____________

     (5)  50% of Minority Owned Investments as shown on
          the consolidated balance sheet of the Company under
          "Investments in International  Affiliates"                ____________

     (6)  Ratio of Item (3) to the Sum of Item (3) plus
          Item (4) minus  Item (5)                                  ____________



     E. Section 8.15.  Net Worth:

     (1)  Consolidated net worth of the Company and its
          Restricted  Subsidiaries (exclusive of any net worth
          of Unrestricted Subsidiaries) as of the Computation
          Date                                                      ____________

     (2)  $400,000,000                                              ____________

     (3)  50% of Net Income of the Company and its

                             Exhibit 4.1 - Page 131

          Subsidiaries for each fiscal quarter of the
          Company commencing  with the fiscal quarter
          beginning January 1, 2000                                 ____________

     (4)  Sum of Items (2) and (3)                                  ____________


III. Other Information. Enclosed herewith is a quarterly schedule setting forth the amortization, depreciation, cash taxes and the capital expenditures for each Subsidiary pursuant to Section 7.2 of the Credit Agreement.


IV. Defaults. The Company hereby further certifies and warrants to you that no Event of Default or Default has occurred and is continuing.

                             Exhibit 4.1 - Page 132

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer this _________ day of ______________, 20__.


                                        WISCONSIN CENTRAL
                                        TRANSPORTATION CORPORATION

                                        By______________________________________

                                        Name____________________________________

                                        Title___________________________________

                             Exhibit 4.1 - Page 133

                                                                       EXHIBIT D

                                    [FORM OF]
                       LEGAL OPINION OF COMPANY'S COUNSEL

                    [Letterhead of McLachlan, Rissman & Doll]

                            ______________ ___, 2000


Fleet National Bank,
   as Agent,
   Bank of America, N.A.,
   as Syndication Agent,
   Harris Trust and Savings Bank,
   as Documentation  Agent, and
   the other financial institutions
   party to the Credit Agreement
   hereinafter referred to

Re: Credit Agreement, dated as of August 1, 2000 (the "Credit Agreement"), among Wisconsin Central Transportation Corporation, Fleet National Bank, as Agent, Bank of America, N.A., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent, and the other financial institutions party thereto.

Ladies and Gentlemen:

     We have acted as counsel to Wisconsin Central Transportation Corporation, a Delaware corporation (the "Company"), and its Restricted Subsidiaries in connection with the negotiation, execution and delivery of the above-captioned Credit Agreement. Capitalized terms used in this opinion and not otherwise defined herein shall have the respective meanings specified therefor in the Credit Agreement. We are providing this opinion to the Agent and each Bank at the request of our client and in accordance with Section 5.1(e) of the Credit Agreement.

     We advise you that a partner of this firm is an officer and director of the Company and the Restricted Subsidiaries, a shareholder of the Company and a trustee of a trust that is also a shareholder of the Company.

     In connection with this opinion letter, we have examined executed counterparts of the Credit Agreement, the Guaranty, the Fee Letter and any Notes and L/C Related Documents executed and delivered on or prior to the date hereof (collectively the Credit Agreement, the Guaranty, the Fee Letter and all such Notes and L/C Related Documents are the "Agreements") and such other documents, records and other matters as we have considered necessary in connection with the expression of the opinions hereinafter set forth. We have assumed: (a) the genuineness of the signatures on all documents and instruments (except for the signatures of the officers of the Company on the Credit Agreement, the Fee Letter, and any such Notes and L/C Related Documents and of each of the Restricted Subsidiaries on the Guaranty); and (b) that the Agreements constitute the legal, valid and binding obligation of the respective parties thereto, if any, other than the Company and the Restricted Subsidiaries.

                             Exhibit 4.1 - Page 134

     Based upon the foregoing, we are of the opinion that:

     1. Each of the Company and each of its Subsidiaries:

          (a) is a corporation duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation as set forth in Schedule I hereto;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Agreements; and

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of the jurisdictions set forth on Schedule I hereto. Wisconsin Central Ltd. and Fox Valley & Western Ltd. have not qualified to do business in Wisconsin since Wisconsin provides no procedure for the qualification of an out-of-state railroad to do business in that state. The failure to qualify to do business in Wisconsin does not affect Wisconsin Central Ltd.'s or Fox Valley & Western Ltd.'s ability to operate its railroad in Wisconsin.

     2. The execution, delivery and performance by the Company of the Credit Agreement and each other Loan Document to which the Company is, or is to become, a party, and the execution, delivery and performance by each Restricted Subsidiary of the Guaranty and each other Loan Document to which such Restricted Subsidiary is, or is to become, a party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any document evidencing any Contractual Obligation to which such person is a party and of which we have knowledge after due inquiry, or (ii) any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Requirement of Law.

     3. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Restricted Subsidiaries of the Credit Agreement or any other Loan Document.

     4. Each of the Credit Agreement and each other Agreement to which the Company or any of its Restricted Subsidiaries is a party constitutes the legal, valid and binding obligation of the Company and any of its Restricted Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, by equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or at law), and, in the case of the Guaranty, by laws regarding fraudulent transfers and obligations.

     5. To the best of our knowledge, there are no actions, suits, proceedings, claims or disputes pending at law, in equity, in arbitration or before any Governmental Authority, against the Company, or any of its Restricted Subsidiaries or any of their respective

                             Exhibit 4.1 - Page 135
properties which purport to adversely affect the legality, validity, binding effect or enforceability of the Credit Agreement or any other Agreement. To the best of our knowledge, no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Credit Agreement, any other Agreement, or directing that the transactions provided for therein not be consummated as therein provided.

     6. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company of 1935, the Federal Power Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     7. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.16 to the Credit Agreement.

     We express no opinion as to the enforceability of (i) any provision for the payment of interest on interest or (ii) any waiver of the right to trial by jury.

     The opinions set forth in this letter are limited to the Federal laws of the United States of America, the laws of the State of Illinois and the General Corporation Laws of the State of Delaware. To the extent to which this opinion deals with matters governed by or relating to the laws of the Commonwealth of Massachusetts, by which the Credit Agreement, the Notes, and the other Loan Documents are stated to be governed, we have assumed that such laws are identical to the internal substantive laws of the State of Illinois.

     This opinion letter is being furnished to you and may be relied upon only by you and any permitted assignee or transferee in connection with the Credit Agreement and the transactions described therein. The opinions expressed herein are limited in all respects to the law existing on the date hereof.

                                        Very truly yours,

                             Exhibit 4.1 - Page 136

                                   SCHEDULE I
                                  TO OPINION OF
                            MCLACHLAN, RISSMAN & DOLL



                                          Jurisdiction of            Foreign
      Name of Corporation                  Organization           Qualifications
      -------------------                 ---------------         --------------

Wisconsin Central Transportation             Delaware                Illinois
Corporation

Wisconsin Central Ltd.                       Illinois                Minnesota
                                                                     Michigan

Fox Valley & Western Ltd.                    Illinois                  None

WCL Railcars, Inc.                           Illinois                  None

Wisconsin Central International, Inc.        Delaware                  None

Wisconsin Chicago Link, Ltd.                 Illinois                  None

Sault Ste. Marie Bridge Co.                  Michigan                Wisconsin

                             Exhibit 4.1 - Page 137

                                                                       EXHIBIT E

                                    [FORM OF]
                            ASSIGNMENT AND ACCEPTANCE

                        Dated as of __________ __, 200__


     Reference is made to the Revolving Credit Agreement, dated as of August 1, 2000 (as amended and in effect from time to time, the "Credit Agreement"), by and among Wisconsin Central Transportation Corporation, a Delaware corporation (the "Borrower"), the banking institutions referred to therein (collectively, the "Banks"), Bank of America, N.A., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent, and Fleet National Bank, as Administrative Agent (in such capacity, the "Administrative Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     __________________ (the "Assignor")and  __________________ (the "Assignee")
hereby agree as follows:

     ss.1. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to $_________ of the Assignor's Revolving Credit A Loan and $_________ of the Assignor's Revolving Credit B Loans as in effect on the Effective Date (as hereinafter defined) (such interest being hereinafter referred to as the "Assigned Portion").

     ss.2. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Revolving Credit A Loan Commitment is $__________ and its Revolving Credit B Loan Commitment is $__________; and its Revolving Credit A Loan Percentage is ___% and its Revolving Credit B Loan Percentage is ___%; and the aggregate outstanding principal balance of its Revolving Credit A Loan equals $__________ and the aggregate outstanding principal balance of its Revolving Credit B Loan equals $__________ (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Revolving Credit A Loan Commitment Percentage and Revolving Credit B Loan Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance; (b) makes no

                             Exhibit 4.1 - Page 138
representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; (d) delivers herewith to the Administrative Agent, pursuant to ss.11.8 of the Credit Agreement, a registration fee in the sum of $3,500; and (e) attaches hereto the Notes, if applicable, delivered to it under the Credit Agreement.

          The Assignor requests that the Borrower exchange the Assignor's Notes for new Notes payable to the Assignor and the Assignee as follows:

     Notes Payable to the Order of:                   Amount of Note:
     ------------------------------                   ---------------

               [Assignor]                    [Revolving Credit A Loan ($______)]
               [Assignee]                    [Revolving Credit A Loan ($______)]
               [Assignor]                    [Revolving Credit B Loan ($______)]
               [Assignee]                    [Revolving Credit B Loan ($______)]

     ss.3. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to ss.7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and

                             Exhibit 4.1 - Page 139
information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and
(g) represents and warrants that it has made arrangements with the Assignor with respect to Letter of Credit Fees.

     ss.4. The effective date for this Assignment and Acceptance shall be __________ __, 200__ (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Borrower hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for consent by the Administrative Agent and recording in the Register by the Administrative Agent. Schedule 2.1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the
Schedule 2.1 annexed hereto.

     ss.5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement and the Loan Documents with respect to the Assigned Portion.

     ss.6. Upon such acceptance of this Assignment and Acceptance by the Administrative Agent and such recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

     ss.7. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

                             Exhibit 4.1 - Page 140
     ss.8. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                        [THE ASSIGNOR]


                                        By:_____________________________________
                                          Name:
                                          Title:

                                        [THE ASSIGNEE]


                                        By:_____________________________________
                                          Name:
                                          Title:

CONSENTED TO:

WISCONSIN CENTRAL
TRANSPORTATION CORPORATION


By:_____________________________________
  Name:
  Title:


FLEET NATIONAL BANK,
  as Administrative Agent

By:_____________________________________
  Name:
  Title:

                             Exhibit 4.1 - Page 141

                                  Schedule 2.1

                             Exhibit 4.1 - Page 142

                                                                       EXHIBIT F

                                    [FORM OF]
                         INVITATION FOR COMPETITVE BIDS

To:     [Name of Bank]

     Pursuant to ss.2.5 of the Revolving Credit Agreement, dated as of August 1, 2000 (as the same is amended and in effect from time to time, the "Credit Agreement"), among Wisconsin Central Transportation Corporation (the "Borrower"), the banks which are or may become parties thereto (the "Banks"), Bank of America, N.A., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent, and Fleet National Bank, as Administrative Agent, we are pleased [on behalf of the Borrower] to invite you to submit Competitive Bids [to the Borrower] for the following proposed Competitive Bid Loan(s):

Requested Drawdown Date:____________

Principal Amount              Interest Period(s)*                Maturity Date**
----------------              ------------------                 -------------

$

     Such Competitive Bids should offer a Competitive Bid Rate.

     Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     Please respond to this invitation by no later than 9:00 a.m. [Boston time] on the requested Drawdown Date to the attention of [______________] at facsimile number [______________].

                                WISCONSIN CENTRAL
                                TRANSPORTATION CORPORATION
                                [FLEET NATIONAL BANK,
                                as Administrative Agent]


                                By:___________________________________
                                  Name:
                                  Title:

--------------------

* The Interest Periods for Bid Loans currently outstanding plus the number of Interest Periods for the Committed Loans currently outstanding may not exceed twelve.

**   Last day of Interest Period

                             Exhibit 4.1 - Page 143

                                                                       EXHIBIT G

                                    [FORM OF]
                             COMPETITVE BID REQUEST

                              ___________ __, 200__
To:       Fleet  National  Bank, as  Administrative  Agent (the  "Administrative
          Agent")

From:     Wisconsin Central Transportation Corporation (the "Borrower")

Re: Revolving Credit Agreement (as the same may be amended and in effect from time to time, the "Credit Agreement"), dated as of August 1, 2000, among the Borrower, the banks which are or may become parties thereto (the "Banks"), the Administrative Agent, Bank of America, N.A., as Syndication Agent, and Harris Trust and Savings Bank, as Documentation Agent.

     We hereby give notice pursuant to ss.2.6 of the Credit Agreement that we request Competitive Bid Requests for the following proposed Competitive Bid Loan(s):

Requested Drawdown Date:

Principal Amount*               Interest Period**               Maturity Date***
----------------                ---------------                 -------------

$

     Such Competitive Bid Requests should offer a Competitive Bid Rate.

     Capitalized terms which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

                                        Wisconsin Central
                                        Transportation Corporation



                                        By:_____________________________________
                                           Name:
                                           Title:


---------------------
* Amount must be $1,000,000 minimum, or a greater integral multiple of $500,000, and may not exceed the Total Commitment.
**   From 7 through 365 days, but not to extend beyond the Maturity Date.
***  Last day of Interest Period.

                             Exhibit 4.1 - Page 144

                                                                       EXHIBIT H

                             FORM OF COMPETITIVE BID

[Name of Bid Agent]
[Address of Bid Agent]
[City, State, Zip Code of Bid Agent]

Attention:

     Re: Competitive Bid to Wisconsin Central Transportation Corporation (the "Company")

     In response to your invitation [on behalf of the Company] dated , 20__, we hereby make the following Competitive Bid on the following terms:

1.   Quoting Bank:______________________________________________________________

2.   Person to contact at quoting Bank:_________________________________________

3.   Drawdown Date:____________________________________________________________*

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

     Principal                      Interest                     Competitive Bid
     Amount**                       Period(s)***                 Rate(s)****
     ------                         ---------                    -------

     $
     $

5.   Aggregate  Principal  Amount               $

--------------------
*    As specified in the related Invitation for Competitive Bids.
** Principal amount bid for each Interest Period may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested and may not exceed the Total Commitment. Bids must be made for $1,000,000 or any larger multiple of $500,000.
*** From 7 through 365 days, as specified in the related Invitation for Competitive Bid.
**** Specify rate of interest per annum (each rounded to the nearest 1/1,000th of 1%) for each applicable Interest Period.

                             Exhibit 4.1 - Page 145

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Revolving Credit Agreement, dated as of August 1, 2000 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among the Company, the banks which are or may become parties thereto, Bank of America, N.A., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent, and Fleet National Bank, as Administrative Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted in whole or in part by the Company.

     Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

                                        Very truly yours,

                                        [NAME OF BANK]



Dated:______________________________    By:_____________________________________
                                          Title:

                             Exhibit 4.1 - Page 146

                                                                     EXHIBIT I-1

                                    [FORM OF]
                         REVOLVING A COMMITTED LOAN NOTE


$[INSERT BANK'S COMMITMENT AMOUNT]                                August 1, 2000


     FOR VALUE RECEIVED, the undersigned WISCONSIN CENTRAL TRANSPORTATION CORPORATION, a Delaware corporation (the "Borrower"), hereby absolutely and unconditionally promises to pay to the order of [INSERT NAME OF BANK] (the "Bank") the principal amount of [INSERT BANK'S COMMITMENT AMOUNT] DOLLARS ($__________) or, if less, the aggregate unpaid principal amount of Revolving A Committed Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement, dated as of August 1, 2000, among the Borrower, the Bank, the other banks which are or may become parties to the Credit Agreement from time to time, Bank of America, N.A., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent, and Fleet National Bank, as Administrative Agent, as the same may be amended, restated, modified or supplemented and in effect from time to time (such agreement, as amended and in effect from time to time, the "Credit Agreement"), in installments in the amounts and at the times specified in the Credit Agreement with a final payment on the Maturity Date of all amounts which are outstanding on such date. The Borrower also promises to pay to the order of the Bank interest on the principal balance hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Revolving A Committed Loan Note evidences borrowings under, and has been issued by the Borrower in accordance with the terms of, the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement, and may enforce the agreements of the Borrower contained therein. All capitalized terms used in this Revolving A Committed Loan Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to the Bank in care of Fleet National Bank, as Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, in immediately available funds.

                             Exhibit 4.1 - Page 147

     The Bank shall, and is hereby irrevocably authorized by the Borrower to, endorse on the schedule attached to this Revolving A Committed Loan Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Revolving A Committed Loan Note. The outstanding amount of the Revolving A Committed Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but failure by the Bank to make any such notations shall not affect any of the Borrower's obligations in respect to any Revolving A Committed Loan Note.

     The Borrower has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Revolving A Committed Loan Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Revolving A Committed Loan Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or other such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     Except as otherwise expressly provided in the Credit Agreement, the Borrower and every endorser and guarantor of this Revolving A Committed Loan Note, or the obligation represented hereby, waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving A Committed Loan Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS REVOLVING A COMMITED LOAN NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF

                             Exhibit 4.1 - Page 148

MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Revolving A Committed Loan Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, WISCONSIN CENTRAL TRANSPORTATION CORPORATION has caused this Revolving A Committed Loan Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

                                        WISCONSIN CENTRAL
                                        TRANSPORTATION CORPORATION



                                        By:_____________________________________
                                          Name:
                                          Title:

                             Exhibit 4.1 - Page 149

                                            Amount of
                                            Principal     Balance of
        Amount of    Type of    Interest     Paid or      Principal     Notation
Date      Loan        Loan       Period      Prepaid       Unpaid        Made By
----      ----        ----       ------      -------       ------        -------


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                             Exhibit 4.1 - Page 150

                                                                     EXHIBIT I-2

                                    [FORM OF]
                         REVOLVING B COMMITTED LOAN NOTE


$[INSERT BANK'S COMMITMENT AMOUNT]                                August 1, 2000


     FOR VALUE RECEIVED, the undersigned WISCONSIN CENTRAL TRANSPORTATION CORPORATION, a Delaware corporation (the "Borrower"), hereby absolutely and unconditionally promises to pay to the order of [INSERT NAME OF BANK] (the "Bank") the principal amount of [INSERT BANK'S COMMITMENT AMOUNT] DOLLARS ($__________) or, if less, the aggregate unpaid principal amount of Revolving B Committed Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement, dated as of August 1, 2000, among the Borrower, the Bank, the other banks which are or may become parties to the Credit Agreement from time to time, Bank of America, N.A., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent, and Fleet National Bank, as Administrative Agent, as the same may be amended, restated, modified or supplemented and in effect from time to time (such agreement, as amended and in effect from time to time, the "Credit Agreement"), in installments in the amounts and at the times specified in the Credit Agreement with a final payment on the Maturity Date of all amounts which are outstanding on such date. The Borrower also promises to pay to the order of the Bank interest on the principal balance hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Revolving B Committed Loan Note evidences borrowings under, and has been issued by the Borrower in accordance with the terms of, the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement, and may enforce the agreements of the Borrower contained therein. All capitalized terms used in this Revolving B Committed Loan Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to the Bank in care of Fleet National Bank, as Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, in immediately available funds.

                             Exhibit 4.1 - Page 151

     The Bank shall, and is hereby irrevocably authorized by the Borrower to, endorse on the schedule attached to this Revolving B Committed Loan Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Revolving B Committed Loan Note. The outstanding amount of the Revolving B Committed Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but failure by the Bank to make any such notations shall not affect any of the Borrower's obligations in respect to any Revolving B Committed Loan Note.

     The Borrower has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Revolving B Committed Loan Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Revolving B Committed Loan Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or other such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     Except as otherwise expressly provided in the Credit Agreement, the Borrower and every endorser and guarantor of this Revolving B Committed Loan Note, or the obligation represented hereby, waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving B Committed Loan Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS REVOLVING B COMMITED LOAN NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF

                             Exhibit 4.1 - Page 152

MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Revolving B Committed Loan Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, WISCONSIN CENTRAL TRANSPORTATION CORPORATION has caused this Revolving B Committed Loan Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

                                        WISCONSIN CENTRAL
                                        TRANSPORTATION CORPORATION



                                        By:_____________________________________
                                          Name:
                                          Title:

                             Exhibit 4.1 - Page 153

                                            Amount of
                                            Principal     Balance of
        Amount of    Type of    Interest     Paid or      Principal     Notation
Date      Loan        Loan       Period      Prepaid       Unpaid        Made By
----      ----        ----       ------      -------       ------        -------


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                             Exhibit 4.1 - Page 154

                                                                       EXHIBIT J

                                    [FORM OF]
                                  BID LOAN NOTE


$[INSERT TOTAL COMMITMENT]                                        August 1, 2000


     FOR VALUE RECEIVED, the undersigned WISCONSIN CENTRAL TRANSPORTATION CORPORATION, a Delaware corporation (the "Borrower"), hereby absolutely and unconditionally promises to pay to the order of [INSERT NAME OF BANK] (the "Bank") on the Maturity Date, or such earlier date as may be required pursuant to the terms of the Revolving Credit Agreement (defined below), the principal amount of [INSERT TOTAL COMMITMENT] DOLLARS ($_________) or, if less, the aggregate unpaid principal amount of Competitive Bid Loans advanced by the Bank to the Borrower pursuant to the Credit Agreement, dated as of August 1, 2000, among the Borrower, the Bank, the other banks which are or may become parties to the Credit Agreement, Bank of America, N.A., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent, and Fleet National Bank, as Administrative Agent, as the same may be amended, restated, modified or supplemented and in effect from time to time (such agreement, as amended and in effect from time to time, the "Credit Agreement"). The Borrower also promises to pay to the order of the Bank interest on the principal balance hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Bid Loan Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement, and may enforce the agreements of the Borrower contained therein, including, without limitation, the Borrower's promise to repay each Competitive Bid Loan advanced hereunder on the last day of the applicable Interest Period with respect thereto. All capitalized terms used in this Bid Loan Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to the Bank in care of Fleet National Bank, as Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, in immediately available funds.

                             Exhibit 4.1 - Page 155

     The Bank shall, and is hereby irrevocably authorized by the Borrower to, endorse on the schedule attached to this Bid Loan Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Bid Loan Note. The outstanding amount of the Bid Loan Notes set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such bank, but failure by the Bank to make any such notations shall not affect any of the Borrower's obligations in respect of this Bid Loan Note.

     The Borrower has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Bid Loan Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Bid Loan Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or other such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     Except as otherwise expressly provided in the Credit Agreement, the Borrower and every endorser and guarantor of this Bid Loan Note, or the obligation represented hereby, waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Bid Loan Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY

                             Exhibit 4.1 - Page 156

OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Bid Loan Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, WISCONSIN CENTRAL TRANSPORTATION CORPORATION has caused this Bid Loan Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

                                        WISCONSIN CENTRAL
                                        TRANSPORTATION CORPORATION



                                        By:_____________________________________
                                          Name:
                                          Title:

                             Exhibit 4.1 - Page 157

                                         Amount of
                                         Principal      Balance of
          Amount of     Competitive       Paid or       Principal       Notation
Date        Loan         Bid Rate         Prepaid        Unpaid          Made By
----        ----         --------         -------        ------          -------


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                             Exhibit 4.1 - Page 158

                                                                       EXHIBIT K

                                    [FORM OF]
                                    GUARANTY

     THIS GUARANTY dated as of August __, 2000, is executed in favor of FLEET NATIONAL BANK, a national banking association, as Administrative Agent (hereinafter in such capacity, the "Administrative Agent") for itself and the other banking institutions (hereinafter collectively, the "Banks") which are or may become parties to the Credit Agreement referred to below;

                               W I T N E S E T H:

     WHEREAS, Wisconsin Central Transportation Corporation, a Delaware corporation (the "Company"), has entered into a Revolving Credit Agreement, dated as of even date herewith (as amended or otherwise modified from time to time, the "Credit Agreement"), with the Administrative Agent, Bank of America, N.A., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent, and other financial institution that are or may become parties to the Credit Agreement, (hereinafter, collectively the "Banks"), pursuant to which the Banks have agreed to make loans to, and issue or participate in letters of credit for the account of, the Company;

     WHEREAS, each of the undersigned will benefit from the making of loans and the issuances of letters of credit pursuant to the Credit Agreement and is willing to guarantee the Liabilities (as defined below) as hereinafter set forth;

     WHEREAS, it is a condition precedent to the Banks making any loans or otherwise extending credit to the Company under the Credit Agreement that each of the undersigned executes and delivers this Guaranty to the Administrative Agent, for the benefit of the Banks and the Administrative Agent; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby jointly and severally irrevocably and unconditionally, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations (monetary or otherwise) of the Company to each Bank and the Administrative Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement, the Notes (as defined in the Credit Agreement), any other Loan Document (as defined in the Credit Agreement), in each case as the same may be amended, modified, extended or renewed from time to time, including interest which may accrue after filing of a petition in bankruptcy with respect to the Company (all such obligations being herein collectively called the "Liabilities"); provided, however, that the liability of each of the undersigned hereunder shall be limited to: (x) the maximum amount of the Liabilities which such undersigned may guarantee without
violating  any  fraudulent  conveyance,   fraudulent  obligation  or

                             Exhibit 4.1 - Page 159
fraudulent transfer law; plus (y) all costs and expenses paid or incurred by the Administrative Agent or any Bank in enforcing this Guaranty against such undersigned.

     Each of the undersigned agrees that, in the event of the occurrence of any Event of Default (as defined in the Credit Agreement) under subsections 9.1(f) or 9.1(g) of the Credit Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Administrative Agent for the account of the Administrative Agent and the Banks forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

     To further secure all obligations of each of the undersigned hereunder, the Administrative Agent and each Bank shall have a lien on and security interest in and may, without demand or notice of any kind, at any time and from time to time when any Event of Default under the Credit Agreement exists or during a 60 day period of the type referred to in subsection 9.1(g) of the Credit Agreement, appropriate and apply toward the payment of such amount, in such order of application as the Administrative Agent or the Banks may elect, any and all balances, credits, deposits, accounts or moneys of or in the name of such undersigned now or hereafter with the Administrative Agent or such Banks and any and all property of every kind or description of or in the name of such undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Administrative Agent or such Bank or any agent or bailee for the Administrative Agent or such Bank.

     This Guaranty is a guaranty of payment and not merely a guaranty of collection. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty by each of the undersigned, and shall remain in full force and effect with respect to each of the undersigned (notwithstanding, without limitation, (a) the dissolution of any of the undersigned, (b) that the Administrative Agent releases any other of the undersigned from its obligations hereunder, or (c) that at any time or from time to time no Liabilities are outstanding) until all Commitments (as defined in the Credit Agreement) have terminated and all Liabilities have been paid in full.

     Each of the undersigned further agrees that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Bank to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Administrative Agent or such Bank, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by such Administrative Agent or such Bank had not been made.

                             Exhibit 4.1 - Page 160

     Each of the undersigned agrees that the Administrative Agent or any Bank may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions without affecting the obligations of the undersigned hereunder: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release any security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities when due, whether or not the Administrative Agent or such Bank shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities. Any amounts received by the Administrative Agent or any Bank from whatever source on account of the Liabilities may be applied by it toward the payment of the Liabilities.

     Each of the undersigned hereby expressly waives: (a) notice of the acceptance by the Administrative Agent or any Bank of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities,
(c) promptness, presentment, demand, notice of dishonor, protest, and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the liabilities, and all suretyship defenses generally and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

     Each of the undersigned further agrees to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Administrative Agent or any Bank in endeavoring to collect the Liabilities of such undersigned, or any part thereof, and in enforcing this Guaranty against such undersigned.

     The creation or existence from time to time of additional Liabilities (and of liabilities other than, or in excess of, the Liabilities) to the Administrative Agent or the Banks or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of the Administrative Agent or the Banks or the obligations of the undersigned under this Guaranty, including, without limitation, each of the undersigned's guaranty of such additional Liabilities.

                             Exhibit 4.1 - Page 161

     Any Bank may from time to time, in accordance with Section 11.8 of the Credit Agreement, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Bank.

     No delay on the part of the Administrative Agent or any Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Administrative Agent or the Banks except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent. No action of the Administrative Agent or any Bank permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Bank or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Company to the Administrative Agent or any Bank arising under or in connection with the Credit Agreement, any Note or any other Loan Document, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

     Pursuant to the Credit Agreement, this Guaranty has been delivered to the Administrative Agent and the undersigned acknowledge the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Banks. All payments by the undersigned pursuant to this Guaranty shall be made to the Administrative Agent and applied to costs, expenses, fees or the ratable benefit of the Administrative Agent and the Banks, as applicable, in such order as the Administrative Agent shall from time to time select, in accordance with the Credit Agreement.

     This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Company or any of the undersigned is either a partnership or a corporation, all references herein to the Company and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. The term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

     This Guaranty has been delivered at Boston, Massachusetts, and shall be construed in accordance with and governed by the internal laws of the

                             Exhibit 4.1 - Page 162

Commonwealth of Massachusetts. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional persons or entities may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guaranty.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT TO WHICH ANY OF THE UNDERSIGNED ARE, OR BECOME, A PARTY, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND ANY FEDERAL COURT SITTING THEREIN FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH OPPOSITE ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE COMMONWEALTH OF MASSACHUSETTS. EACH OF THE
UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY OF THE UNDERSIGNED HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR

                             Exhibit 4.1 - Page 163

OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH UNDERSIGNED HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH ANY OF THE UNDERSIGNED ARE, OR BECOME, A PARTY.

     EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) THE ADMINISTRATIVE AGENT AND EACH BANK, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, ANY OTHER LOAN DOCUMENT TO WHICH ANY OF THE UNDERSIGNED ARE A PARTY AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                        WISCONSIN CENTRAL LTD.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
Address:
6250 North River Road
9th Floor
Rosemont, Illinois  60618
Facsimile:  (708) 318-4628

                                        FOX VALLEY & WESTERN LTD.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
Address:
6250 North River Road
9th Floor
Rosemont, Illinois  60618
Facsimile:  (708) 318-4628

                             Exhibit 4.1 - Page 164

                                        WCL RAILCARS, INC.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
Address:
6250 North River Road
9th Floor
Rosemont, Illinois  60618
Facsimile:  (708) 318-4628

                                        WISCONSIN CHICAGO LINK, LTD.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
Address:
6250 North River Road
9th Floor
Rosemont, Illinois  60618
Facsimile:  (708) 318-4628

                                        SAULT STE MARIE BRIDGE CO.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
Address:
6250 North River Road
9th Floor
Rosemont, Illinois  60618
Facsimile:  (708) 318-4628

                             Exhibit 4.1 - Page 165

                                        WISCONSIN CENTRAL
                                          INTERNATIONAL, INC.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
Address:
6250 North River Road
9th Floor
Rosemont, Illinois  60618
Facsimile:  (708) 318-4628

                             Exhibit 4.1 - Page 166